                                                                   EXHIBIT 10.11
================================================================================




                           RECAPITALIZATION AGREEMENT

                                  by and among

                               MAPQUEST.COM, INC.


                                      and

                    THE OTHER SECURITY HOLDERS PARTY HERETO

                        -------------------------------

                          Dated as of April ____, 1999

                        -------------------------------




================================================================================

                               Table of Contents
                               -----------------



                                   ARTICLE I


                           Section 1.1.  DEFINITIONS


            ARTICLE IIREPRESENTATIONS AND WARRANTIES OF THE COMPANY


                                                                        Page


Section 2.1.  Due Authorization.........................................  5
Section 2.2.  Authority; No Conflicts...................................  5
Section 2.3.  Capital Stock.............................................  6
Section 2.4.  Other Representations.....................................  6

        ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF THE OTHER PARTIES

Section 3.1.  Due Authorization.........................................  7
Section 3.2.  Authority; No Conflicts...................................  7
Section 3.3.  Capital Stock.............................................  7
Section 3.4.  Purchase of Shares........................................  8
Section 3.5.  Disclosure of Information.................................  8
Section 3.6.  Investment Experience; Accredited Investor Status.........  8
Section 3.7.  Accuracy of Registration Statement Disclosure.............  8

                      ARTICLE IVTHE CLOSING; EFFECTIVENESS

Section 4.1.  Closing...................................................  8
Section 4.2.  Effectiveness of this Agreement...........................  8


                         ARTICLE VTHE RECAPITALIZATION

Section 5.1.  General...................................................  9
Section 5.2.  Preferred Stock...........................................  9

Section 5.3.  Amended Charter Documents................................. 10
Section 5.4.  Stock Split............................................... 10
Section 5.5.  Amendment, Waiver and Release of Series C Preferred Stock
               Purchase Agreement....................................... 10
Section 5.6.  Waivers of Registration Rights and Piggy-Back
               Registration Rights...................................... 10
Section 5.7.  Termination of Rights of First Offer and Co-Sale.......... 11
Section 5.8.  Termination of Affirmative Covenants...................... 11
Section 5.9.  Termination of Voting Agreement for Board of Directors.... 11
Section 5.10.  Option Plans............................................. 11
Section 5.11.  Board of Directors and Committees........................ 11
Section 5.12.  Directors Compensation................................... 12
Section 5.13.  D & O Insurance and Indemnities.......................... 12
Section 5.14.  Lock-Ups and Waivers..................................... 12
Section 5.15.  Stockholder Consents..................................... 12
Section 5.16.  Insider Trading Policy................................... 13
Section 5.17.  National Geographic Acknowledgment and Agreement......... 13

    ARTICLE VICONDITIONS OF THE PARTIES(OTHER THAN THE COMPANY) OBLIGATIONS

Section 6.1.  Conditions of the Securityholders' Obligations............ 13
Section 6.2.  Delivery of closing documents; acknowledgement............ 14

              ARTICLE VIICONDITIONS OF THE COMPANY'S OBLIGATIONS

Section 7.1.  Conditions of the Company's Obligations................... 14

                           ARTICLE VIIIMISCELLANEOUS

Section 8.1.  Notices................................................... 15
Section 8.2.  Consent to Amendments and Waivers......................... 15
Section 8.3.  Successors and Assigns.................................... 15
Section 8.4.  Survival.................................................. 16
Section 8.5.  Attorneys' Fees........................................... 16
Section 8.6.  Ratification of Prior Acts of Board of Directors
               of Company............................................... 16
Section 8.7.  LITIGATION; SPECIFIC PERFORMANCE.......................... 16
Section 8.8.  WAIVER OF JURY TRIAL; ARBITRATION......................... 16
Section 8.9.  Counterparts.............................................. 17

                                   SCHEDULES
                                   ---------

1.   Stockholder Chart
2.   Lock-Up Parties

                                   EXHIBITS
                                   --------


A-1  First 1999 Amendment to Charter
A-2  Second 1999 Amendment to Charter
B    Amended Company By-Laws
C    Directors Fee Policy
D    Director Indemnification Agreements
E-1  1999 Stock Option Plan
E-2  1999 Stock Option Plan Option Issuances
F    Employee Stock Purchase Plan
G    Amendment No. 4 to 1995 Stock Option Plan
H-1  Directors
H-2  Audit Committee Members
H-3  Compensation Committee Members
H-4  Pricing Committee Members
I    Stockholder Written Consent in Lieu of a Meeting
J    Insider Trading Policy

                          RECAPITALIZATION AGREEMENT


     RECAPITALIZATION AGREEMENT, dated as of April _____, 1999, by and among MapQuest.com, Inc., a Delaware corporation and formerly known as GeoSystems Global Corporation (the "Company"), and the other stockholders, optionholders
                         -------
and warrantholders of the Company named on the signature pages hereto (such other stockholders, optionholders and warrantholders, are collectively referred to as the "Securityholders", and the Securityholders, together with the Company,
           ---------------
are referred to as the "Parties").
                        -------

                                R E C I T A L S
                                - - - - - - - -

     The Parties desire to recapitalize the Company, and in connection therewith, the Company have filed a Registration Statement on Form S-1 (No. 333-72667) (as amended or supplemented, and including all financial statements and exhibits thereto, the "Registration Statement") relating to the proposed Common
                       ----------------------
Stock Offering (this and other capitalized terms used and not defined in these recitals shall have the meaning given such terms in Article I) by the Company. More specifically, the recapitalization ("Recapitalization") includes the
                                          ----------------
following primary components: (a) the Common Stock Offering by the Company; (b) the Company's redemption of 1,354,802 of shares of Series B Preferred Stock of the Company, par value $0.01 per share held by the Series B Preferred Stock Investors (the "Series B Preferred Stock"); (c) the conversion of (i) 6,550,000
                ------------------------
shares of the Company's Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and (ii) 3,495,354 shares of the Company's Series C
 ------------------------
Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"),
                                                 ------------------------
into 10,045,354 shares (prior to the stock split referred to in class (e)) of Common Stock in the aggregate (the "Preferred Exchange"); (d) the 2.7 for one
                                    ------------------
stock split (the "Stock Split") of the Company's Common Stock, par value $0.001
                  -----------
per share, (e) the termination of the Rights Agreement (including the covenants and other agreements therein) to the extent provided herein, (f) all other related transactions, agreements and instruments contemplated by this Agreement and/or described, and based upon the assumptions described, in the Registration Statement.

     It is a condition to the engagement of the Underwriters in the Common Stock Offering that this Agreement is executed and delivered prior to the distribution of the Company's preliminary prospectus in respect of the Common Stock Offering.

     In order to implement the Recapitalization, the parties hereto agree as follows:

                                   ARTICLE I

                            Section 1.1  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings specified below:

     "Amended Company Charter" means the Company's Restated Certificate of
      -----------------------
Incorporation, as amended by the First 1999 Amendment to Charter and the Second 1999 Amendment to Charter.

     "Amended By-Laws" means the Company's By-laws substantially in the form of
      ---------------
Exhibit B hereto.
---------

     "Amendment No. 4 to 1995 Stock Option Plan" means Amendment No. 4 to the
      -----------------------------------------
1995 Stock Option Plan substantially in the form of Exhibit G hereto.
                                                    ---------

     "Anti-Dilution Warrants" means the 522,230 warrants granted to certain
      ----------------------
Series C Preferred Stock Investors to purchase shares of Common Stock at an exercise price of $.004 per share pursuant to the Agreement, dated as of May 9, 1998, among the Company and the Series C Preferred Stock Investors named therein.

     "Closing" has the meaning specified in Section 4.1.
      -------                               -----------

     "Closing Time"  has the meaning specified in Section 4.1.
      ------------                                -----------

     "Common Stock" has the meaning specified in the recitals to this Agreement.
      ------------

     "Common Stock Offering" shall mean the initial public offering of 4,600,000
      ---------------------
shares (and 690,000 additional shares pursuant to over-allotment options) of Common Stock by the Underwriters pursuant to the Registration Statement.

     "Company" has the meaning specified in the preamble to this Agreement.
      -------

     "Consultant Warrant" means the warrant granted to Ramsey/Beirne Associates,
      ------------------
Inc. to purchase 41,265 shares of Common Stock at an exercise price of $1.30 per share pursuant to the warrant agreement, effective as of September 22 1998.

     "Director Indemnification Agreements" means the Director Indemnification
      -----------------------------------
Agreements substantially in the form of Exhibit D hereto.
                                        ---------

     "Director's Fee Policy" means the Company's Director Fee Policy
      ---------------------
substantially in the form of Exhibit C hereto.
                             ---------

     "Employee Stock Purchase Plan" means the Employee Stock Purchase Plan of
      ----------------------------
the Company substantially in the form of Exhibit F hereto.

     "Equity Securities" of the Company means the Series A Preferred Stock,
      -----------------
Series B Preferred Stock, Series C Preferred Stock, Common Stock, options under the 1995 Stock Plan and the 1999 Stock Plan, the Warrants, and capital stock of the Company issuable upon conversion, exchange or exercise thereof or as dividends thereon.

     "First 1999 Amendment to Charter" means the amendment to the Restated
      -------------------------------
Certificate of Incorporation of the Company substantially in the form of Exhibit A-1 hereto.

     "Liens" means any security interest, lien, charge, restriction, encumbrance
      -----
or other interest of another Person.

     "Material Adverse Effect" means any circumstances or event that (i) has, or
      -----------------------
may be reasonably expected to have, any materially adverse effect upon the validity or enforceability of this Agreement or any of the other Recapitalization Documents, or (ii) is, or may be reasonably expected to be, materially adverse to the condition (financial or otherwise), business, operations or property of the Company and its subsidiaries, taken as a whole.

     "National Geographic Warrant" means the warrants to purchase 954,147 shares
      ---------------------------
of common stock with an exercise price of $1.04 per share pursuant to the NG Agreement.

     "NG Agreement" means the Carthographic Product Development Publishing,
      ------------
Marketing and Distribution Agreement, dated as of April 22, 1997, between the Company, NGE Inc. d/b/a National Geographic Maps and the National Geographic Society.

     "1995 Stock Option Plan" means the Company's 1995 Stock Option Plan, as
      ----------------------
amended by Amendments Numbers 1 through 4 thereto.

     "1999 Stock Plan" means the 1999 Stock Plan of the Company substantially in
      ---------------
the form of Exhibit E hereto.
            ---------

     "Parties" has the meaning specified in the preamble to this Agreement.
      -------                                   --------

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

     "Preferred Exchange" has the meaning specified in the recitals to this
      ------------------
Agreement.

     "Preferred Stock" means the Company's Preferred Stock, par value $.01 per
      ---------------
share, the terms of which are described in the Amended Company Charter.

     "Prudential Warrant" means the Common Stock Purchase Warrant, dated July,
      ------------------
1997, granted by the Company to Prudential Securities Incorporated to purchase 406,709 shares of Common Stock at an exercise price of $1.30 per share.

     "Recapitalization" has the meaning specified in the recitals to this
      ----------------
Agreement.

     "Recapitalization Documents" means this Agreement (including all Schedules
      --------------------------
and Exhibits hereto) and each of the agreements, actions, instruments, consents and documents referred to in Sections 5.2 through 5.16, the Registration
                             ------------         ----
Statement, and the Underwriting Agreement.

     "Registrable Securities" has the meaning given such term in the Rights
      ----------------------
Agreement.

     "Registration Statement" has the meaning specified in the recitals to this
      ----------------------
Agreement.

     "Rights Agreement" means the Amended and Restated Rights Agreement, dated
      ----------------
as of July 17, 1997, among the Company and the Stockholders named therein.

     "Second 1999 Amendment to Charter" means the amendment to the Restated
      --------------------------------
Certificate of Incorporation of the Company substantially in the form of Exhibit A-2 hereto.

     "Series A Preferred Stock" has the meaning specified in the recitals to
      ------------------------
this Agreement.

     "Series B Preferred Stock" has the meaning specified in the Recitals to
      ------------------------
this Agreement.

     "Series C Preferred Stock" has the meaning specified in the recitals to
      ------------------------
this Agreement.

     "Series C Preferred Stock Investors" means the holders of the Series C
      ----------------------------------
Preferred Stock, as of the date hereof.

     "Series C Preferred Stock Purchase Agreement" means the Series C
      -------------------------------------------
Convertible Preferred Stock Purchase Agreement, dated as of July 17, 1997, among the Company and the Series C Preferred Stock Investors.

     "Stockholder Chart" means the stockholder chart described in Section 2.3
      -----------------                                           -----------
and set forth as Schedule 1 hereto.
                 ----------

     "Stock Split" has the meaning specified in the recitals to this Agreement.
      -----------

     "Stockholders" means the holders, as of the date hereof, of Series A
      ------------
Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and Common Stock.

     "Trident Warrants" means the Common Stock Purchase Warrants granted by the
      ----------------
Company (i) to Trident Partners Capital Fund-I, L.P. to purchase 325,805 shares of Common

Stock at an exercise price of $0.004 per share and (ii) to Trident Partners Capital Fund-I, C.V. to purchase 64,451 shares of Common Stock at an exercise price of $0.004 per share, in each case dated November 2, 1994.

     "Underwriters" means BancBoston Robertson Stephens, Inc., US Bancorp Piper
      ------------
Jaffray Inc., Thomas Weisel Partners LLC and Volpe Brown Whelan & Company, LLC.

     "Underwriting Agreement"  means the Common Stock Offering Underwriting
      ----------------------
Agreement, to be entered into, among the Company and the Underwriters.

     "Warrants" means the National Geographic Warrant, the Prudential Warrant,
      --------
the Trident Warrants, the Consultant Warrant and the Anti-Dilution Warrants.

     Section 1.2  Construction.  References to agreements are to such agreements
                  ------------
as amended from time to time. Unless otherwise specified, references to numbers of Equity Securities are to such Equity Securities, as adjusted by the Stock Split.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of the other Parties to this Agreement, as of the Closing Date, as follows:

      Section 2.1  Due Authorization.  The Company is duly organized, validly
                   -----------------
existing corporation under the laws of the State of Delaware. Each of this Agreement and the other Recapitalization Documents have been duly authorized, executed and delivered by the Company, as required, and each of this Agreement and such other Recapitalization Documents is a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity). The Amended Company Charter will have been duly filed with the Secretary of State of the State of Delaware prior to the Common Stock Offering.

      Section 2.2  Authority; No Conflicts.  The Company has the corporate power
                   -----------------------
and authority and the legal right to make, deliver and perform, and has taken all necessary corporate action to authorize the transactions contemplated by, this Agreement and the other Recapitalization Documents and to conduct their respective businesses as described in the Registration Statement. Neither the execution and delivery of this Agreement or the other Recapitalization Documents nor the consummation of any of the transactions contemplated herein or therein nor compliance with the terms and provisions hereof or thereof (a) violates or will violate any law or regulation or any order or decree of any court or government instrumentality applicable to the Company or any of their respective subsidiaries or properties, except such violations as would not, in the aggregate, have a Material Adverse Effect, or (b) conflicts with or would result in the breach of, or constitutes a default under, any contract, lease, indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries, is a party or by which any of them or any of their respective assets may be bound, except such conflicts, breaches or defaults as have been waived or consents therefor have been obtained or such conflicts, breaches or defaults as would not, in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order is presently required in connection with the execution and delivery of this Agreement or the Recapitalization Documents by the Company or the consummation of the transactions contemplated hereby or thereby that has not been obtained, except for such consents, approvals, authorizations or orders as would not, in the aggregate, have a Material Adverse Effect.

      Section 2.3  Capital Stock.
                   -------------

          (a) At the Closing Time and upon the Recapitalization (including the Stock Split), the Company's authorized capital stock shall consist of 100,000,000 shares of Common Stock (of which 32,166,699 shares are outstanding), 5,000,000 shares of Preferred Stock (of which zero shares are outstanding). At the Closing Time, the Company will have reserved for issuance 5,907,453 shares of common stock issuable upon exercise of outstanding options, 2,314,612 shares of common stock issuable upon exercise of outstanding warrants, 188,959 shares of common stock reserved for future issuance under the 1995 Stock Option Plan; 3,645,000 shares of common stock that have been reserved for future issuance under the 1999 Stock Plan; and 1,755,000 shares of common stock that have been reserved for future issuance under the Employee Stock Purchase Plan.

          (b)  Set forth on Schedule 1 hereto (the "Stockholder Chart") is a
                            ----------              -----------------
     true, complete and correct chart showing, among other things, (a) the record ownership of the Company's Equity Securities prior to the Recapitalization, and (b) the record ownership of the Company's Equity Securities after giving pro forma effect to the Recapitalization, including the Common Stock Offering and the redemption of the Series B Redeemable Preferred Stock, the conversion into Common Stock on a one for one share basis of the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock, and the issuance of options under the 1999 Stock Plan as contemplated by this Agreement.

      Section 2.4  Other Representations.  The representations and warranties of
                   ---------------------
the Company set forth in the Underwriting Agreement, taken as a whole, are true and correct in all material respects, except to the extent of any waivers, modifications or supplements thereunder.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE OTHER PARTIES

     Each of the Parties to this Agreement (other than the Company) represent and warrant, severally as to themselves and not jointly, to each of the other Parties to this Agreement, as of the Closing Date, as follows:

      Section 3.1  Due Authorization.  Each of this Agreement and the other
                   -----------------
Recapitalization Documents to which such Party is a party have been duly authorized, executed and delivered by such Party, as required, and each of this Agreement and such other Recapitalization Documents is a legal, valid and binding obligation of such Party, enforceable against such Party, in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

      Section 3.2  Authority; No Conflicts.  Such Party has the power and
                   -----------------------
authority and the legal right to make, deliver and perform, and has taken all necessary corporate action to authorize the transactions contemplated by, this Agreement and the other Recapitalization Documents to which such Party is a party. Neither the execution and delivery of this Agreement or such Recapitalization Documents nor the consummation of any of the transactions contemplated herein or therein nor compliance with the terms and provisions hereof or thereof (a) violates or will violate any law or regulation or any order or decree of any court or government instrumentality applicable to such Party, except such violations as would not, in the aggregate, have a Material Adverse Effect, or (b) conflicts with or would result in the breach of, or constitutes a default under, any contract, lease, indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which such Party is a party or by which they or any of their respective assets may be bound, except such conflicts, breaches or defaults as have been waived or obtained or consents therefor have been obtained or such conflicts, breaches or defaults as would not, in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of any governmental authority is presently required in connection with the execution and delivery of this Agreement or the Recapitalization Documents by such Party or the consummation of the transactions contemplated hereby or thereby that has not been obtained.

      Section 3.3  Capital Stock.  Such Party, if a Stockholder, is the record
                   -------------
and beneficial owner of the Company's Equity Securities ascribed to such Party, as set forth in the Stockholder Chart, free and clear of any Liens, other than those arising under applicable securities laws, this Agreement and the Lock-Up Agreements.

      Section 3.4  Purchase of Shares.  Such Party, if a Stockholder, has
                   -------------------
acquired its Equity Securities for its own account and not with a view to or for sale in connection with any distribution thereof.

      Section 3.5  Disclosure of Information.  Each Party acknowledges that it
                   -------------------------
(i) has reviewed such information about the Company as it considers necessary or appropriate as the time it purchased its Equity Securities and (ii) had an opportunity to ask questions and receive answers from the Company regarding its investment in its Equity Securities.

      Section 3.6  Investment Experience; Accredited Investor Status. Such Party
                   -------------------------------------------------
acknowledges that (i) it can bear the economic risk of its investment in the Common Stock, (ii) has such knowledge and experience in financial or business matters that it is, and at the time it purchased its Equity Securities it was, capable of evaluating the merits and risks of an investment in the Common Stock,
(iii) that it is, and at the time it purchased its Equity Securities it was, an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, or (iv) purchased its Equity Securities in reliance on Section 4(2) of the Securities Act.

      Section 3.7  Accuracy of Registration Statement Disclosure.  Such Party
                   ---------------------------------------------
(i) has received a copy of Amendment No. 1 to the Company's registration statement on Form S-1 which was filed with the Securities and Exchange Commission on April 12, 1999 (together with the financial statements contained therein and all exhibits to the Registration Statement, "Amendment No. 1 to the
                                                         ----------------------
Registration Statement"), (ii) has read carefully Amendment No 1 to the
----------------------
Registration Statement, and (iii) represents and warrants that the information concerning such Party, its affiliates, partners, employees, directors and officers and its ownership interest in the Company does not contain any untrue statement of a material fact or to state any material fact necessary in order to make the such information not misleading.


                                   ARTICLE IV

                           THE CLOSING; EFFECTIVENESS

      Section 4.1  Closing.  Upon satisfaction of the conditions set forth
                   -------
herein, the transactions contemplated by this Agreement shall be consummated at the closing (the "Closing") thereof, which shall occur on the closing date of
                  -------
the Common Stock Offering (the "Closing Time") at the offices of Mayer, Brown &
                                ------------
Platt, New York, New York, or at such other place as shall be agreed upon by the Securityholders and the Company.

      Section 4.2   Effectiveness of this Agreement.  This Agreement shall be
                    -------------------------------
effective as of the date the Registration Statement is declared effective by the Securities and Exchange Commission; provided, that, if the Underwriting
                                    --------
Agreement is executed by the Company and the Underwriters and the Common Stock Offering is not consummated within 15 days thereafter, none of the Parties hereto shall have any obligations under Article
                                                                        -------
V or otherwise under this Agreement, and this Agreement will automatically
-
terminate and have no further effect. All of the transactions contemplated by this Agreement shall be deemed to have been consummated simultaneously and none of such transactions shall be deemed consummated unless all of such transactions are consummated.


                                   ARTICLE V

                              THE RECAPITALIZATION

      Section 5.1  General.  Each of the Parties (in whatever capacity,
                   -------
including as Securityholders) will take all actions, including executing and delivering all of the Recapitalization Documents to which it is a party, necessary or reasonably requested by the Company, to authorize, adopt, approve, implement, consummate and close the Recapitalization Documents and the Recapitalization generally, provided that, with regard to Parties that are directors of the Company, the foregoing will be subject to their fiduciary duties as directors.

      Section 5.2  Preferred Stock.
                   ---------------

          (a) At the Closing, the holders of all of the outstanding shares of Series A Preferred Stock and Series C Preferred Stock will exchange and convert their shares of Series A Convertible and Series C Preferred Stock for shares of Common Stock on a one-for-one share basis as described in the Registration Statement, the Stockholder Chart and the terms and conditions of such preferred stock, pursuant to the Preferred Exchange, irrespective of any limitations on conversion set forth in the terms and conditions of such Preferred Stock, and such conversion shall be effective as of the Closing Time. At the Closing, such holders will deliver to the Company their certificates evidencing such shares of Preferred Stock for exchange and conversion, together with written instructions to complete such exchange and conversion. Upon such exchange and conversion, such shares of preferred stock will be surrendered to the Company and will be canceled by the Company.

          (b) At the Closing, the Company will redeem the Series B Preferred Stock from the holders thereof as described in the Registration Statement and the Stockholder Chart, irrespective of any limitations on redemption set forth in the terms of such preferred stock, and such redemption will be effective as of the Closing Time. At the Closing, such holders will deliver to the Company their certificates evidencing their shares of Series B Preferred Stock for redemption, together with written instructions to complete such redemption. Upon such redemption, such shares of Series B Preferred Stock will be surrendered to the Company and will be canceled by the Company.

      Section 5.3  Amended Charter Documents.
                   -------------------------

          (a) At or prior to the Closing, the Amended Company Charter will be duly approved and adopted as the Charter of the Company, and, as of the Closing, will be filed by the Company with the Secretary of State of the State of Delaware. Each Securityholder adopts and approves the Amended Company Charter and consents to its filing with the Secretary of State of the State of Delaware.

          (b) At or prior to the Closing, the Amended Company By-Laws will be duly approved and adopted as the By-Laws of the Company. Each Securityholder adopts and approves the Amended Company By-laws.

      Section 5.4  Stock Split.  (a) At or prior to the Closing the Stock Split
                   -----------
will be duly approved and adopted, and (b) As of the Closing, all outstanding shares of Common Stock and all of the outstanding Equity Securities of the Company will be adjusted to reflect the Stock Split as described in the Stockholder Chart.

      Section 5.5  Amendment, Waiver and Release of Series C Preferred Stock
                   ---------------------------------------------------------
Purchase Agreement.
------------------

     Each Series C Preferred Stock Investor agrees as follows:

          (a) Articles III [Affirmative Covenants of the Company] and IV [Negative Covenants of the Company] of the Series C Preferred Stock Purchase Agreement are hereby terminated and shall be of no further effect. Each Series C Preferred Stock Investor releases and discharges the Company, its officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, predecessors, purchasers, assigns, representatives, successors, successors-in-interest, and customers from any and all grievances, claims, demands, debts, defenses, actions or causes of action, obligations, contracts, promises, damages, judgments, expenses, and liabilities, known or unknown, whatsoever, in any way arising from or relating to any act, occurrence, or transaction before the date of this Agreement, from any arising under each of Article III and Article IV of the Series C Preferred Stock Purchase Agreement.

          (b) Subject to and upon the Closing Time, the Rights Agreement (other than Sections 5.1, 5.2, 5.5, 5,6 and 5.7 thereof) will automatically terminate and expire.

      Section 5.6  Waivers of Registration Rights and Piggy-Back Registration
                   ----------------------------------------------------------
Rights.
------

          (a) Each holder of Registrable Securities agrees not to assert its rights under Section 5.2 [Company Registration] in connection with the Common Stock Offering.

          (b)  Each holder of Registrable Securities agrees that, pursuant to
     Section 5.11 of the Rights Agreement [Standoff Agreement], it shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities effective as of the date of this Agreement.

      Section 5.7  Termination of Rights of First Offer and Co-Sale.
                   ------------------------------------------------

     Each party hereto hereby agrees to the termination in full of Section 6 [Rights of First Offer and Co-Sale] of the Rights Agreement, effective as of the date of this Agreement and agrees not to assert any right thereunder in respect of Common Stock issued under the Common Stock Offering.

      Section 5.8  Termination of Affirmative Covenants.
                   ------------------------------------

     Each party hereto hereby agrees to the termination in full of Section 7 [Affirmative Covenants of the Company] of the Rights Agreement, effective as of the date of this Agreement.

      Section 5.9  Termination of Voting Agreement for Board of Directors.
                   ------------------------------------------------------

     Each party hereto hereby agrees to the termination in full of Section 8 [Voting Agreement for Board of Directors] of the Rights Agreement, effective as of the date of this Agreement.

      Section 5.10 Option Plans.
                   ------------

          (a) The Company will duly approve and adopt, at or prior to Closing, the 1999 Stock Option Plan and the Employee Stock Purchase Plan.

          (b) At or prior to the Closing, the Company will issue stock options under the 1999 Stock Option Plan to director participants and employee participants in the amounts and to the persons as determined by the Board of Directors or any duly authorized committee thereof.

      Section 5.11 Board of Directors and Committees.
                   ---------------------------------

          (a) At the Closing, the Board of Directors of the Company will consist of the persons set forth in Exhibit H-1 hereto.

          (b) At the Closing, the Audit Committee of the Company will consist of those persons set forth in Exhibit H-2 hereto.

          (c) At the Closing, the Compensation Committee of the Company will consist of those persons set forth in Exhibit H-3 hereto. The Compensation Committee will be delegated authority by the Board of Directors to duly consider the recommendations of the Chief Executive Officer concerning the issuance of options under the 1995 Stock Option Plan, the 1999 Stock Option Plan and Employee Stock Purchase Plan and to make compensation decisions regarding the Company's executive officers.

          (d) At the Closing, the Pricing Committee of the Company for purposes of the Common Stock Offering will consist of those persons set forth in Exhibit H-4 hereto, who will be fully and irrevocably authorized to make decisions on behalf of the Company and the Board of Directors thereof in respect of the Common Stock Offering, including without limitation, negotiating, entering into and executing agreements binding on the Company, determining and approving stock splits in respect of Equity Securities, and determining the price per share of the Common Stock Offering. Upon the decision of the Pricing Committee, the Company will make such adjustments and modifications as are necessary to reflect and implement such decision in the Recapitalization Documents and the Recapitalization generally, and such adjustments and modifications will not require the Parties' consent, and will not affect the Parties' obligations hereunder or thereunder, as so adjusted or modified.

      Section 5.12  Directors Compensation.  At the Closing, the Company will
                    ----------------------
duly approve and adopt the Director's Fee Policy.

      Section 5.13  D & O Insurance and Indemnities.
                    -------------------------------

          (a) By the Closing, the Company will have obtained a customary and standard Directors and Officers insurance policy providing coverage for their directors and officers of at least $10.0 million (with a sublimit of at least $5.0 million for the Common Stock Offering), which coverage, subject to the foregoing, will apply to the Common Stock Offering.

          (b) By the Closing, the Company will have entered into the Director Indemnification Agreements with its directors.

      Section 5.14   Lock-Ups and Waivers.  Each Party listed on Schedule 2 will
                     --------------------
have executed and delivered to the Company and the Underwriters in connection with the Common Stock Offering and under the Underwriting Agreement, a standard and customary "lock-up" agreement under which they agree not to register offer, sell or contract to sell any of the Company's Equity Securities for 180 days following the date of the final prospectus relating to the Common Stock Offering, subject to waiver by the representatives of the Underwriters.

      Section 5.15  Stockholder Consents.  The Parties will execute and deliver
                    --------------------
stockholder consents substantially in the form of Exhibit I hereto, as
                                                  ---------
stockholders of the Company, with regard to (a) the Amended Company Charter and Amended Company By-Laws, (b) Amendment No. 4 to the 1995 Stock Option Plan, the 1999 Stock Option Plan, and the Employee Stock Purchase Plan, (c) the election of directors of the Company, (d) the approval of such Recapitalization Documents, (f) the listing of the Company on the Nasdaq National Market System, (e) the filing of the Registration Statement with the Securities and Exchange Commission, (f) the ratifying of all acts of the directors and the officers of the Company (whether current or former) prior to the Common Stock Offering other than acts of wilful misconduct, and (g) any other transactions contemplated by clauses (a) through (f) as are reasonably requested by the Company.

      Section 5.16  Insider Trading Policy.  At the Closing, the Company will
                    ----------------------
adopt the Insider Trading Policy substantially in the form of Exhibit J hereto,
                                                              ---------
and each of the Parties agrees to observe and comply with the Insider Trading Policy

      Section 5.17  National Geographic Acknowledgment and Agreement.  National
                    ------------------------------------------------
Geographic agrees that, effective as of the date of this Agreement, it shall have no further right to appoint, and forfeits the right to appoint, a director to the Board of Directors of the Company in accordance with Section 5 of the NG Agreement.

                                  ARTICLE VI

                           CONDITIONS OF THE PARTIES
                     (OTHER THAN THE COMPANY) OBLIGATIONS

      Section 6.1  Conditions of the Securityholders' Obligations.  The
                   ----------------------------------------------
obligation of each of the Parties (other than the Company) on the Closing Time to consummate the transactions contemplated by Article V of this Agreement will
                                               ---------
be subject to the prior or concurrent satisfaction on the Closing Time of the following conditions:

          (a)  Representations and Warranties; Agreements; No Default.  The
               ------------------------------------------------------
     representations and warranties of the Company set forth in this Agreement will be true in all material respects at and as if repeated on and as of the Closing Time after giving effect to the transactions contemplated hereby; and the Company will have executed, delivered and consummated all Recapitalization Documents on their part to be performed pursuant to this Agreement on or prior to the Closing Time.

          (b)  Certificate as to Representations, Etc.  The Parties (other than
               --------------------------------------
     the Company) will each have received an Officer's Certificate signed by the Chief Financial Officer of the Company, addressed to the Parties (other than the Company) and dated as of the Closing Date, to the effect set forth in clause (a) above.

          (c)  Recapitalization and Recapitalization Documents.  Subject to the
               -----------------------------------------------
     proviso at the end of Section 4.1, (a) each of the other Parties to the
                           -----------
     Recapitalization Documents will have executed, delivered and consummated the Recapitalization Documents to which they are parties, (b) the Common Stock Offering will result in at least

     $40,000,000 gross proceeds to the Company, (c) the Recapitalization will have been consummated.

          (d)  Closing Papers.  The Parties will have received copies of the
               --------------
     following:

               (i) copies of the resolutions adopted by the Board of Directors and Stockholders authorizing the execution, delivery and performance of this Agreement and each of the Recapitalization Documents and the other transactions contemplated hereby;

               (ii)  copies of each of the Recapitalization Documents; and

               (iii) an incumbency certificate in respect of officers of the Company executing the Recapitalization Documents, a standard good standing certificate from the Secretary of the State of Delaware in respect of the Company dated as of a recent date of the Closing, and such other customary and standard documents reasonably requested by any of the Parties.

      Section 6.2  Delivery of closing documents; acknowledgement. Each party
                   ----------------------------------------------
hereto (other than the Company) acknowledges that any obligation of the Company to deliver documents or certificates to such Party under Section 6.1 shall be satisfied in full by the Company making such document or certificate available for inspection by such Party and copying at the Company's address set forth in
Section 8.1 upon notice to the Company

                                  ARTICLE VII

                    CONDITIONS OF THE COMPANY'S OBLIGATIONS

      Section 7.1  Conditions of the Company's Obligations.  The obligation of
                   ---------------------------------------
the Company on the Closing Time to consummate the transactions contemplated by this Agreement will be subject to the prior or concurrent satisfaction on the Closing Time of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the other Parties set forth in this Agreement shall be true in all material respects at and as if repeated on and as of the Closing Time after giving effect to the transactions contemplated hereby and the other Parties will have performed all agreements on their part to be performed pursuant to this Agreement on or prior to the Closing Time.

          (b)  Recapitalization and Recapitalization Documents.  Subject to
               -----------------------------------------------
     Section 4.2, (a) each of the other Parties to the Recapitalization
     -----------
     Documents will have executed, delivered and consummated the Recapitalization Documents to which they are parties,

     (b) the Common Stock Offering will have been consummated, and (c) the Recapitalization will generally have been consummated.


                                 ARTICLE VIII

                                 MISCELLANEOUS

      Section 8.1  Notices.  All notices and other communications pertaining to
                   -------
this Agreement shall be in writing and shall be delivered in person with receipt acknowledged, or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (i)  If to the Company:
               MapQuest.com, Inc.
               3710 Hempland Road
               Mountville, PA 17554-1542
               Attention: James Thomas, Chief Financial Officer
               Telecopy No.: (717) 285-8577

               with copies to:

               Mayer, Brown & Platt
               1675 Broadway
               New York, New York  10019
               Attention:  James B. Carlson, Esq.
               Telecopy No.:  (212) 262-1910

or to such other person or address as shall be furnished to the other party in compliance with this Section.

      Section 8.2  Consent to Amendments and Waivers.  The provisions of this
                   ---------------------------------
Agreement may be amended only if the Company has obtained the written consent of each of the Parties, provided that (a) determinations by the Pricing Committee and any resulting adjustments to the Recapitalization Documents and the Recapitalization generally will not be considered amendments, and (b) waivers, supplements and modifications with regard to the representations and warranties in the Underwriting Agreement will not be considered amendments.

      Section 8.3  Successors and Assigns.  Whenever in this Agreement any of
                   ----------------------
the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants and agreements of the Company contained herein shall bind their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of each of the Parties.

      Section 8.4  Survival.  All representations, warranties, covenants and
                   --------
agreements herein will survive the Closing.

      Section 8.5  Attorneys' Fees.  In any action or proceeding brought to
                   ---------------
enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other valuable remedy.

      Section 8.6  Ratification of Prior Acts of Board of Directors of Company.
                   -----------------------------------------------------------
Each of the Stockholders hereby adopts, ratifies and confirms all of the actions heretofore taken by the Board of Directors in all respects.

      Section 8.7  LITIGATION; SPECIFIC PERFORMANCE. THIS AGREEMENT SHALL BE
                   --------------------------------
GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES THAT JURISDICTION AND VENUE WILL BE PROPER IN THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 8.7 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

      Section 8.8  WAIVER OF JURY TRIAL; ARBITRATION.  THE STOCKHOLDERS AFTER
                   ---------------------------------
CONSULTING WITH COUNSEL WAIVE THEIR RIGHTS, IF ANY, TO JURY TRIAL IN RESPECT TO ANY DISPUTE OR CLAIMS BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT

MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY CLAIM UNDER THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES OR FRAUD OR BOTH, THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, AS AMENDED, OR FEDERAL OR STATE COMMON LAW, AND ANY SUCH DISPUTE OR CLAIMS SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO, ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN NEW YORK, NEW YORK, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF NEW YORK. DECISIONS AS TO FINDINGS OF FACT AND CONCLUSIONS OF LAW PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES, SUBJECT TO CONFIRMATION, MODIFICATION OR CHALLENGE PURSUANT TO 9 U.S.C. (S)(S) 1 ET SEQ. ANY FINAL AWARD SHALL BE ENFORCEABLE AS A JUDGMENT OF A COURT OF RECORD.

      Section 8.9  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                              MAPQUEST.COM, INC.


                              By: _______________________________
                                  Title:

                                                                      SCHEDULE 1
                                                                      ----------



                               STOCKHOLDER CHART

                                                                      SCHEDULE 2
                                                                      ----------


                                LOCK-UP PARTIES

C. Richard Allen
Robert Binford
Michael Crosson
Scott Edmonds
Barton Faber
Highland Capital Partners III Limited Partnership
Highland Entrepreneurs' Fund III Limited Partnership
James Hilliard
David Ingerman
James Killick
Robert McCormack
John Moragne
Michael Mulligan
William Muenster
Michael Nappi
National Geographic Holdings, Inc.
Dan Nova
John Radziszewski
The Roman Arch Fund L.P.
The Roman Arch Fund II L.P.
Carlo von Schroeter
Stet & Query, L.P.
Victoria Taylor
James Thomas
Trident Capital Partners Fund - I, L.P.
Trident Capital Partners Fund - I, C.V.
Weston Presidio Capital II, L.P.

                                                                     EXHIBIT A.1


                                AMENDMENT NO. 2

                                     TO THE

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               MAPQUEST.COM, INC.



     I, THE UNDERSIGNED, James Thomas, being the Secretary of MapQuest.com, Inc. (the "Corporation"), hereby certify:
      -----------

1. The Amended and Restated Certificate of Incorporation of the Corporation is amended so that the second and third sentences of Article FOURTH are deleted and replaced with the following:

          "The total number of shares which this Corporation is authorized to issue is one hundred five million (105,000,000) shares. One hundred million (100,000,000) shares shall be designated Common Stock, par value per share equal to $0.001 upon the effectiveness of the two and seven-tenths-for-one stock split (the "Stock Split") to be effected by the Corporation upon the effectiveness of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission relating to the initial public offering of the Common Stock."

2. This amendment was authorized and duly adopted by the unanimous written consent of the Board of Directors and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the ____ day of April, 1999, and hereby affirms under penalty of perjury that this certificate is the act and deed of the Corporation and that the facts contained herein are true.



                              By:______________________________
                              Name: James Thomas
                              Title: Secretary

                                                                      EXHIBIT A2


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               MAPQUEST.COM, INC.
                             a Delaware corporation


     MapQuest.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify as follows:

     WHEREAS: The original Certificate of Incorporation of the Corporation was filed under the name of "Geosystems Global Corporation" with the Secretary of State of the State of Delaware on March 28, 1994.

     WHEREAS: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

     WHEREAS: This Amended and Restated Certificate of Incorporation was approved by written consent of the stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware ("Delaware Law").

     WHEREAS: Written notice of this Amended and Restated Certificate of Incorporation was duly given to stockholders of this Corporation who did not consent in writing to the foregoing resolutions.

     THEREFORE BE IT RESOLVED:      The Certificate of Incorporation of this
Corporation is amended and restated in its entirety to read as follows:

     "FIRST:  The name of this corporation is MapQuest.com, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, "common stock" and "preferred stock." The total number of shares which this

Corporation is authorized to issue is one hundred and five million (105,000,000) shares. One hundred million (100,000,000) shares shall be designated common stock (the "Common Stock"), and five million (5,000,000) shares shall be undesignated preferred stock (the "Preferred Stock"). Each share of Preferred Stock shall have a par value of $0.01, and each share of Common Stock shall have a par value of $0.001.

     Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

     FIFTH:

1.      Dividends.  The holders of Common Stock shall be entitled to receive, on
        ---------
     a share-for-share basis, such dividends if and when declared from time to time by the Board of Directors of the Corporation.

2.      Voting. Except as otherwise required by law, each holder of Common Stock
        ------
     shall be entitled to one (1) vote for each share of Common Stock held by such holder.

     SIXTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

     SEVENTH: The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.


EIGHTH:
------


                            A. CLASSIFIED DIRECTORS

     The directors (subject to the last paragraph of this Article Eighth) shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall
         --------
serve for a term ending on the date of the 2002 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the 2001 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2000 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director. The names and mailing addresses of the persons who are to serve initially as directors of each Class are:

                                    Class I

                                Michael Mulligan
                                   Rick Allen

                                    Class II

                                Robert McCormack
                                  Daniel Nova

                                   Class III

                              Carlo von Schroeter
                                  John Moragne


                                  B. DIRECTORS

3.      No Written Ballot.  Election of directors need not be by written ballot
        -----------------
     unless the bylaws of the Corporation so provide.

4.      Vacancies.  Vacancies on the Board of Directors resulting from death,
        ---------
     resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

5.      Removal.  No director may be removed from office by the stockholders
        -------
     except for cause with the affirmative vote of the holders of not less than a majority of the outstanding shares of stock generally entitled to vote.

6.      Preferred Stock Directors.  Notwithstanding the foregoing, whenever the
        -------------------------
     holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filing of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE SIXTH unless otherwise provided therein.

     NINTH: Subject to Article Thirteenth, The Board of Directors shall have the
     -----
power to adopt, amend or repeal the By-laws of the Corporation.

     TENTH: Any action required or permitted to be taken at any annual or
     -----
special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the Delaware Law, as amended from time to time, and may not be taken by written consent of stockholders without a meeting, except with regard to election, removed and filling of vacancies of directors by holders of Preferred Stock, voting separately, as and if so provided by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article Fourth applicable thereto. At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares owned by such stockholders of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of those of the outstanding shares of stock generally entitled to vote and represented, in person or proxy, at the meeting on any matter, question, or proposal properly brought before such meeting shall decide such question, unless the question is one upon which, by express provision of law, this Amended and Restated Certificate of Incorporation or the By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     NINTH: Meetings of the stockholders shall only be called by the Secretary
     -----
of the Corporation upon written request signed by either (a) stockholders holding at least 20% of those of the outstanding shares of stock generally entitled to vote or (b) by a majority of the Board of Directors, or (c) the Chairman of the Board of Directors, or (d) the President of the Corporation, and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereto, special meetings of the holders of such Preferred Stock. Any call for a special meetings of holders of such Preferred Stock. Any call for a special meeting of the stockholders must specify the matters to be acted upon at such meeting; only those matters set forth in such notice may be considered or acted upon at the meeting, unless otherwise provided by law.

     NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

     TENTH: The directors of the Corporation need not be elected by written ballot unless a stockholder or stockholders holding a majority of the voting power of the outstanding capital stock entitled to vote demands election by written ballot at the meeting and before voting.

     ELEVENTH: Advance notice of stockholder nomination for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

     TWELFTH: Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer or (iii) the Board of Directors.

     THIRTEENTH:

1. To the fullest extent permitted by the Delaware Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. The Board of Directors of the Corporation may, in its discretion, extend such indemnification to former, current or future directors, employees and other agents of the Corporation or any predecessor to the Corporation.

3. Neither any amendment nor repeal of this Article THIRTEENTH, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article THIRTEENTH, shall eliminate or reduce the effect of this Article THIRTEENTH, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article TWELFTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     FOURTEENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained under Delaware Law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     FIFTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and under Delaware Law, except as otherwise provided in article THIRTEENTH, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, MapQuest.com, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed in its name and on its behalf by James Thomas, Chief Financial Officer and Chief Operating Officer of the Corporation, on the ___ day of _____, 1999.


                                        By:
                                           ---------------------------
                                            James Thomas
                                            Chief Financial Officer and
                                            Chief Operating Officer



Attest:


________________________

                                                                     EXHIBIT B

                          AMENDED AND RESTATED BYLAWS

                                       OF

                               MAPQUEST.COM, INC.

                            (A DELAWARE CORPORATION)

                                   BY LAWS OF
                               MAPQUEST.COM, INC.
                            (A DELAWARE CORPORATION)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I

                               CORPORATE OFFICES

 1.1  REGISTERED OFFICE .....................................................  1
 1.2  OTHER OFFICES .........................................................  1


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

 2.1  PLACE OF MEETINGS .....................................................  1
 2.2  ANNUAL MEETING ........................................................  1
 2.3  SPECIAL MEETING .......................................................  2
 2.4  NOTICE OF STOCKHOLDERS' MEETINGS ......................................  2
 2.5  ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER
      BUSINESS ..............................................................  2
 2.6  MANNER OF GIVING NOTICE;  AFFIDAVIT OF NOTICE .........................  2
 2.7  QUORUM ................................................................  3
 2.8  ADJOURNED MEETING; NOTICE .............................................  3
 2.9  VOTING ................................................................  3
2.10  STOCKHOLDER ACTION BY WRITTEN  CONSENT WITHOUT A MEETING ..............  4
2.11  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING ............................  4
2.12  PROXIES ...............................................................  5
2.13  ORGANIZATION ..........................................................  5
2.14  LIST OF STOCKHOLDERS ENTITLED TO VOTE .................................  5


                                   ARTICLE III

                                   DIRECTORS

3.1  POWERS .................................................................  6
3.2  NUMBER OF DIRECTORS ....................................................  6
3.3  ELECTION AND TERM OF OFFICE OF DIRECTORS ...............................  6

3.4   RESIGNATION AND VACANCIES .............................................. 6
3.5   REMOVAL OF DIRECTORS ................................................... 7
3.6   PLACE OF MEETINGS; MEETINGS BY TELEPHONE ............................... 8
3.7   FIRST MEETINGS ......................................................... 8
3.8   REGULAR MEETINGS ....................................................... 8
3.9   SPECIAL MEETINGS; NOTICE ............................................... 9
3.10  QUORUM ................................................................  9
3.11  WAIVER OF NOTICE ......................................................  9
3.12  ADJOURNMENT ........................................................... 10
3.13  NOTICE OF ADJOURNMENT ................................................. 10
3.14  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING ..................... 10
3.15  FEES AND COMPENSATION OF DIRECTORS .................................... 10
3.16  APPROVAL OF LOANS TO OFFICERS ......................................... 10
3.17  SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION ................ 11
3.18  NOMINATION OF DIRECTORS; STOCKHOLDER BUSINESS AT ANNUAL
      MEETINGS .............................................................. 11


                                   ARTICLE IV

                                   COMMITTEES


4.1  COMMITTEES OF DIRECTORS ................................................ 13
4.2  MEETINGS AND ACTION OF COMMITTEES ...................................... 13
4.3  COMMITTEE MINUTES ...................................................... 14


                                   ARTICLE V

                                   OFFICERS

 5.1  OFFICERS .............................................................  14
 5.2  ELECTION OF OFFICERS .................................................  14
 5.3  SUBORDINATE OFFICERS .................................................  15
 5.4  REMOVAL AND RESIGNATION OF OFFICERS ..................................  15
 5.5  VACANCIES IN OFFICES .................................................  15
 5.6  CHAIRMAN OF THE BOARD ................................................  15
 5.7  PRESIDENT ............................................................  16
 5.8  VICE PRESIDENTS ......................................................  16
 5.9  SECRETARY ............................................................  16
5.10  CHIEF FINANCIAL OFFICER ..............................................  17
5.11  ASSISTANT SECRETARY ..................................................  17
5.12  ADMINISTRATIVE OFFICERS ..............................................  17
5.13  AUTHORITY AND DUTIES OF OFFICERS .....................................  18

                                   ARTICLE VI

       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEESAND OTHER AGENTS


6.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS .............................. 18
6.2  INDEMNIFICATION OF OTHERS .............................................. 19
6.3  INSURANCE .............................................................. 19


                                   ARTICLE VII

                              RECORDS AND REPORTS


7.1  MAINTENANCE AND INSPECTION OF RECORDS .................................  19
7.2  INSPECTION BY DIRECTORS ...............................................  20
7.3  REPRESENTATION OF SHARES OF OTHER CORPORATIONS ........................  20
7.4  CERTIFICATION AND INSPECTION OF BYLAWS ................................  20


                                  ARTICLE VIII

                                GENERAL MATTERS


8.1  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING .................. 20
8.2  CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS .............................. 21
8.3  CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED ...................... 21
8.4  STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES ....................... 21
8.5  SPECIAL DESIGNATION ON CERTIFICATES .................................... 22
8.6  LOST CERTIFICATES ...................................................... 22
8.7  TRANSFER AGENTS AND REGISTRARS ......................................... 23
8.8  CONSTRUCTION; DEFINITIONS .............................................. 23


                                   ARTICLE IX

                                   AMENDMENTS

                                     BYLAWS

                                       OF

                               MAPQUEST.COM, INC.
                            (A DELAWARE CORPORATION)


                                   ARTICLE I

                               CORPORATE OFFICES

     1.1 REGISTERED OFFICE

     The registered office of the corporation shall be fixed in the certificate of incorporation of the corporation.

     1.2 OTHER OFFICES

     The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     2.1 PLACE OF MEETINGS

     Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

     2.2 ANNUAL MEETING

     The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the third Friday in June in each year at 3:00 p.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

     2.3 SPECIAL MEETING

     A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president.

     2.4 NOTICE OF STOCKHOLDERS' MEETINGS

     All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

     2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

     To be properly brought before an annual meeting or special meeting, nominations for the election of directors or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his or her intent to bring such business before such meeting in accordance with Section 3.18 of these bylaws.

     2.6 MANNER OF GIVING NOTICE;  AFFIDAVIT OF NOTICE

     Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

     2.7 QUORUM

     The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.8 of these bylaws.

     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

     If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

     2.8 ADJOURNED MEETING; NOTICE

     When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.9 VOTING

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

     Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

     2.10 STOCKHOLDER ACTION BY WRITTEN  CONSENT WITHOUT A MEETING

     Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consents shall be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Effective upon the closing of a firm commitment underwritten initial public offering of any of the corporation's securities pursuant to a registration statement on Form S-1 filed under the Securities Act of 1933, as amended, the stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

     2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

     For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

     The record date for any other purpose shall be as provided in Section 8.1 of these bylaws.

     2.12 PROXIES

     Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware (relating to the irrevocability of proxies).

     2.13 ORGANIZATION

     The president, or in the absence of the president, the chairman of the board, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the president, the chairman of the board, and all of the vice presidents, the stockholders shall appoint a chairman for such meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE

     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE III

                                   DIRECTORS

     3.1 POWERS

     Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     3.2 NUMBER OF DIRECTORS

     The number of directors of the corporation shall be not less than three (3) nor more than nine (9). The exact number of directors shall be six (6) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the board of directors or by the stockholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this bylaw duly adopted by the board of directors or by the stockholders.

     3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS

     Except as provided in Section 3.4 of these bylaws, directors shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The Directors shall be classified and their successors elected in accordance with Article EIGHTH of the Certificate of Incorporation. Subject to the requirement of the Certificate of Incorporation that the classes be as nearly equal in number as possible, the size of each class of Directors shall be as determined from time to time by resolution adopted by a majority of the Board of Directors. Any reduction in the size of any class of Directors shall not shorten the term of office of any incumbent Director. Directors need not be stockholders of the corporation.

     3.4 RESIGNATION AND VACANCIES

     Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective. Each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced and until a successor has been elected and qualified.

     Effective upon the closing of a firm commitment underwritten public offering of any of the corporation's securities pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

     Unless otherwise provided in the certificate of incorporation or these bylaws (including, without limitation, the certificate of incorporation and bylaws as amended effective upon the closing of a firm commitment underwritten public offering of any of the corporation's securities pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended):

          (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

          (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware (relating to meetings of shareholders).

     If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of

Section 211 of the General Corporation Law of Delaware (relating to meeting of shareholders) as far as applicable.

     3.5 REMOVAL OF DIRECTORS

     Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, if stockholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at election of the entire board of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the certificate of incorporation, this Section 3.5 shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

     Effective upon the closing of a firm commitment underwritten public offering of any of the corporation's securities pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, any director may be removed from office by the stockholders of the corporation only for cause.

     3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

     Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

     Any meeting of the board, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such participating directors shall be deemed to be present in person at the meeting.

     3.7 FIRST MEETINGS

     The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     3.8  REGULAR MEETINGS

     Regular meetings of the board of directors may be held without notice at such time as shall from time to time be determined by the board of directors.
If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

     3.9  SPECIAL MEETINGS; NOTICE

     Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telecopy or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four
(4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telecopy or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

     3.10 QUORUM

     A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.12 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and applicable law.

     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the quorum for that meeting.

     3.11 WAIVER OF NOTICE

     Notice of a meeting need not be given to any director (i) who signs a waiver of notice, whether before or after the meeting, or (ii) who attends the meeting other than for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

     3.12 ADJOURNMENT

     A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the board to another time and place.

     3.13 NOTICE OF ADJOURNMENT

     Notice of the time and place of holding an adjourned meeting of the board need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.9 of these bylaws, to the directors who were not present at the time of the adjournment.

     3.14 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board of directors.

     3.15 FEES AND COMPENSATION OF DIRECTORS

     Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

     3.16 APPROVAL OF LOANS TO OFFICERS

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any of its subsidiaries, including any officer or employee who is a director of the corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

     3.17 SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION

     In the event only one director is required by these bylaws or the certificate of incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to the board of directors.

     3.18 NOMINATION OF DIRECTORS; STOCKHOLDER BUSINESS AT ANNUAL MEETINGS

     Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or any nominating committee appointed by the board of directors or by any stockholder entitled to be in the election of directors generally. However, a stockholder generally entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, postage prepaid, to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 60 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder, each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors of the corporation; and (e) the consent of each nominee to serve as a director of the corporation if so elected. At the request of the board of directors, any person properly nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. A majority of the board of directors may reject any nomination by a stockholder not timely made or otherwise not in accordance with the terms of this Section 3.18. If a majority of the board of directors reasonably determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this
Section 3.18 in any material respect, the secretary of the corporation shall promptly notify such stockholder of the deficiency in writing. The stockholder shall have an opportunity within such period of time, not to exceed ten days from the date such deficiency notice is given to the stockholder, as a majority of the board of directors shall reasonably determine. If the deficiency is not cured within such period, or if a majority of the board of directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 3.18 in any material respect, then a majority of the board of directors may reject such stockholder's nomination. The secretary of the corporation shall notify a stockholder in writing whether the stockholder's nomination has been made in accordance with the time and information requirements of this Section 3.18.

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the chairman of the meeting or (ii) by any stockholder of the corporation who complies with the notice procedures set forth in this Section
3.18. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days prior to the meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting the following information: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material direct or indirect interest, financial or otherwise of the stockholder or its affiliates or associates in such business. The board of directors may reject any stockholder proposal not timely made in accordance with this Section 3.18. If the board of directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements hereof, the secretary of the corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall then have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time, not to exceed ten days from the date such deficiency notice is given to the stockholder, as the board of directors shall determine. If the deficiency is not cured within such period, or if the board of directors determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this
Section 3.18, then the board of directors may reject such stockholder's proposal. The secretary of the corporation shall notify a stockholder in writing whether the stockholder's proposal has been made in accordance with the time and information requirements hereof.

     This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the board of directors, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Notwithstanding anything in these bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 3.18.


                                   ARTICLE IV

                                   COMMITTEES

     4.1 COMMITTEES OF DIRECTORS

     The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have and may exercise all the powers and authority of the board, but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware (relating to mergers and consolidations of domestic and foreign corporations), (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware (relating to mergers of parent and subsidiary corporations).

     4.2 MEETINGS AND ACTION OF COMMITTEES

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the following provisions of Article III of these bylaws:
Section 3.6 (place of meetings; meetings by telephone), Section 3.8 (regular meetings), Section 3.9 (special meetings; notice), Section 3.10 (quorum),
Section 3.11 (waiver of notice), Section 3.12 (adjournment), Section 3.13 (notice of adjournment) and Section 3.14 (board action by written consent without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

     4.3 COMMITTEE MINUTES

     Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


                                   ARTICLE V

                                   OFFICERS

     5.1 OFFICERS

     The Corporate Officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents (however denominated), one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

     In addition to the Corporate Officers of the Company described above, there may also be such Administrative Officers of the corporation as may be designated and appointed from time to time by the president of the corporation in accordance with the provisions of Section 5.12 of these bylaws.

     5.2 ELECTION OF OFFICERS

     The Corporate Officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment, and shall hold their respective offices for such terms as the board of directors may from time to time determine.

     5.3 SUBORDINATE OFFICERS

     The board of directors may appoint, or may empower the president to appoint, such other Corporate Officers as the business of the corporation may require, each of whom shall hold office for such period, have such power and authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

     The president may from time to time designate and appoint Administrative Officers of the corporation in accordance with the provisions of Section 5.12 of these bylaws.

     5.4 REMOVAL AND RESIGNATION OF OFFICERS

     Subject to the rights, if any, of a Corporate Officer under any contract of employment, any Corporate Officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of a Corporate Officer chosen by the board of directors, by any Corporate Officer upon whom such power of removal may be conferred by the board of directors.

     Any Corporate Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Corporate Officer is a party.

     Any Administrative Officer designated and appointed by the president may be removed, either with or without cause, at any time by the president. Any Administrative Officer may resign at any time by giving written notice to the president or to the secretary of the corporation.

     5.5 VACANCIES IN OFFICES

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     5.6 CHAIRMAN OF THE BOARD

     The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise such other powers and perform such other duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of these bylaws.

     5.7 PRESIDENT

     Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

     5.8 VICE PRESIDENTS

     In the absence or disability of the president, and if there is no chairman of the board, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

     5.9 SECRETARY

     The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the board of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

     5.10 CHIEF FINANCIAL OFFICER

     The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director.

     The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

     5.11 ASSISTANT SECRETARY

     The assistant secretary, if any, or, if there is more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     5.12 ADMINISTRATIVE OFFICERS

     In addition to the Corporate Officers of the corporation as provided in
Section 5.1 of these bylaws and such subordinate Corporate Officers as may be appointed in accordance with Section 5.3 of these bylaws, there may also be such Administrative Officers of the corporation as may be designated and appointed from time to time by the president of the corporation. Administrative Officers shall perform such duties and have such powers as from time to time may be determined by the president or the board of directors in order to assist the Corporate Officers in the furtherance of their duties. In the performance of such duties and the exercise of such powers, however, such Administrative Officers shall have limited authority to act on behalf of the corporation as the board of directors shall establish, including but not limited to limitations on the dollar amount and on the scope of agreements or commitments that may be made by such Administrative Officers on behalf of the corporation, which limitations may not be exceeded by such individuals or altered by the president without further approval by the board of directors.

     5.13 AUTHORITY AND DUTIES OF OFFICERS

     In addition to the foregoing powers, authority and duties, all officers of the corporation shall respectively have such authority and powers and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors.


                                   ARTICLE VI

               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                                AND OTHER AGENTS

     6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     The corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the corporation.

     The corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this
Section 6.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 6.1 or otherwise.

     The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation's Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

     Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     6.2 INDEMNIFICATION OF OTHERS

     The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     6.3 INSURANCE

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.


                                  ARTICLE VII

                              RECORDS AND REPORTS

     7.1 MAINTENANCE AND INSPECTION OF RECORDS

     The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records of its business and properties.

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

     7.2 INSPECTION BY DIRECTORS

     Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

     7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

     The chairman of the board, if any, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

     7.4 CERTIFICATION AND INSPECTION OF BYLAWS

     The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the stockholders of the corporation, at all reasonable times during office hours.


                                  ARTICLE VII

                                GENERAL MATTERS

     8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

     For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided by law.

     If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the applicable resolution.

     8.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

     From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

     8.3 CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED

     The board of directors, except as otherwise provided in these bylaws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such power and authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     8.4 STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES

     The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; and, if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

     Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

     8.5 SPECIAL DESIGNATION ON CERTIFICATES

     If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware (relating to transfers of stock, stock certificates and uncertificated stock), in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     8.6 LOST CERTIFICATES

     Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

     8.7 TRANSFER AGENTS AND REGISTRARS

     The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company -- either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

     8.8 CONSTRUCTION; DEFINITIONS

     Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, as used in these bylaws, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both an entity and a natural person.


                                   ARTICLE IX

                                   AMENDMENTS

     The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

                                                                       EXHIBIT C

                                 MapQuest.com, Inc.
                        Independent Directors Fee Policy
                        --------------------------------
                                 (April, 1999)

     "Independent Directors" refers to directors who are not (a) executives or employees of MapQuest.com, Inc., (the "Company") or (b) nominees, partners, directors, executives or employees of any institutional investor.

     Until further modified by the Board of Directors, Independent Directors of the Company will be paid fees, according to whether they are Chairmen of Committees, and based on the number of meetings of the Board of Directors and Committees thereof that they attend.

     Independent Directors of the Company, for service as directors of the Company, will be paid (a) $10,000 per annum.

     If, for any reason, any Independent Director is prohibited or restricted from personally receiving the foregoing fees by his employer or otherwise, or otherwise notifies either company that such Independent Director waives such fees, then such fees will not be paid to such director.

     All Directors will be reimbursed for their reasonable and documented out-of-pocket expenses incurred by them in connection, in connection with attending such meetings, including travel, meals and lodging.

                                                                       EXHIBIT D

                      DIRECTORS INDEMNIFICATION AGREEMENT
                      -----------------------------------


     This Indemnification Agreement ("Agreement") is effective as of, April __, by and between MapQuest.com, Inc., a Delaware corporation (the "Company"), and each of the persons listed on Schedule 1 hereto as a director of the Company
                              ----------
(each an "Indemnitee").

     WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

     WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent permitted by law;

     WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company's directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

     WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited; and

     WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein;

     NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

1.    CERTAIN DEFINITIONS.
      -------------------

    a.    "Change in Control" shall mean, and shall be deemed to have occurred
           -----------------
      if, on or after the date of this Agreement, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities (as defined below),
      (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

     b.      "Claim" shall mean with respect to a Covered Event (as defined
              -----
          below): any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

     c.      References to the "Company" shall include, in addition to
                                -------
          MapQuest.com, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which MapQuest.com, Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

     d.      "Covered Event" shall mean any event or occurrence (whether arising
              -------------
          prior to or subsequent to this Agreement) related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity and shall include, without limitation, (i) the declaration of dividends to stockholders in the absence of a surplus, (ii) the approval of the issuance of securities and the failure to register such securities under relevant securities laws, including the Securities Act of 1933, as amended, in the absence of a qualified exemption from such registration requirements, and (iii) the approval of amendments to stock option plans without obtaining the necessary consent of then option holders prior to such amendment.

     e.      "Expenses" shall mean any and all expenses (including attorneys'
              --------
          fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

     f.      "Expense Advance" shall mean a payment to Indemnitee pursuant to
              ---------------
          Section 3 of Expenses in advance of the settlement of or final judgement in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation which constitutes a Claim.

     g.      "Independent Legal Counsel" shall mean an attorney or firm of
              -------------------------
          attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

     h.      References to "Other Enterprises" shall include employee benefit
                            -----------------
          plans; references to "Fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "Serving at the Request of the Company" shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "Not Opposed to the Best Interests of the Company" as referred to in this Agreement.

     i.      "Reviewing Party" shall mean, subject to the provisions of Section
              ---------------
          2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company's obligations hereunder and under applicable law, which may include a member or members of the Company's Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular

          Claim for which Indemnitee is seeking indemnification.

     j.      "Section" refers to a section of this Agreement unless otherwise
              -------
          indicated.

     k.      "Voting Securities" shall mean any securities of the Company that
              -----------------
          vote generally in the election of directors.

2.        INDEMNIFICATION.
          ---------------

     a.      Indemnification of Expenses.  Subject to the provisions of Section
             ---------------------------
          2(b) below, the Company shall indemnify Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

     b.      Review of Indemnification Obligations. Notwithstanding the
             -------------------------------------
          foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified hereunder under applicable law, (i) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party, and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying Indemnitee; provided, however, that if Indemnitee has
                                   --------  -------
          commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

     c.      Indemnitee Rights on Unfavorable Determination; Binding Effect. If
             --------------------------------------------------------------
          any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of
          Section 15, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

     d.      Selection of Reviewing Party; Change in Control.  If there has not
             -----------------------------------------------
          been a Change in Control, any Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company's certificate of incorporation or bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

     e.      Mandatory Payment of Expenses. Notwithstanding any other provision
             -----------------------------
          of this Agreement other than Section 10 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

3.        EXPENSE ADVANCES.
          ----------------

     a.      Obligation to Make Expense Advances. The Company shall make Expense
             -----------------------------------
          Advances to Indemnitee upon receipt of a written undertaking by or on behalf of the Indemnitee to repay such amounts if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefor by the Company.

     b.      Form of Undertaking.  Any written undertaking by the Indemnitee to
             -------------------
          repay any Expense Advances hereunder shall be unsecured and no interest shall be charged thereon.

     c.      Determination of Reasonable Expense Advances. The parties agree
             --------------------------------------------
          that for the purposes of any Expense Advance for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such Expense Advance that are certified by affidavit of Indemnitee's counsel as being reasonable shall be presumed conclusively to be reasonable.

4.        PROCEDURES FOR INDEMNIFICATION AND EXPENSE ADVANCES.
          ---------------------------------------------------

     a.      Timing of Payments.  All payments of Expenses (including without
             ------------------
          limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than forty-five (45) business days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than twenty (20) business days after such written demand by Indemnitee is presented to the Company.

     b.      Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition
             --------------------------------
          precedent to Indemnitee's right to be indemnified or Indemnitee's right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

     c.      No Presumptions; Burden of Proof. For purposes of this Agreement,
             --------------------------------
          the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement or applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

     d.      Notice to Insurers. If, at the time of the receipt by the Company
             ------------------
          of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

     e.      Selection of Counsel.  In the event the Company shall be obligated
             --------------------
          hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company's election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; provided, however, that (i) Indemnitee
                                     --------  -------
          shall have the right to employ Indemnitee's separate counsel in any such Claim at Indemnitee's expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.

5.        ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.
          -------------------------------------------------

     a.      Scope. The Company hereby agrees to indemnify the Indemnitee to the
             -----
          fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's certificate of incorporation, the Company's bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties, rights and obligations hereunder except as set forth in Section 10(a) hereof.

     b.      Nonexclusivity.  The indemnification and the payment of Expense
             --------------
          Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's certificate of incorporation, its bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

6.        NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this
          --------------------------
     Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company's certificate of incorporation, bylaws or otherwise) of the amounts otherwise payable hereunder.

7.        PARTIAL INDEMNIFICATION.  If Indemnitee is entitled under any
          -----------------------
     provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

8.        MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge
          ---------------------
     that in certain instance, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understand and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

9.        LIABILITY INSURANCE.  To the extent the Company maintains liability
          -------------------
     insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

10.       EXCEPTIONS. Notwithstanding any other provision of this Agreement, the
          ----------
     Company shall not be obligated pursuant to the terms of this Agreement:

     a.        Excluded Action or Omissions. To indemnify Indemnitee for
               ----------------------------
          Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law; provided, however, that notwithstanding
                                       --------  -------
          any limitation set forth in this Section 10(a) regarding the Company's obligation to provide indemnification, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

     b.        Claims Initiated by Indemnitee.  To indemnify or make Expense
               ------------------------------
          Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's certificate of incorporation or bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law (relating to indemnification of officers, directors, employees and agents; and insurance), regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

     c.        Lack of Good Faith.  To indemnify Indemnitee for any Expenses
               ------------------
          incurred by the Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous, or
          (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

     d.        Claims under Section 16(b).  To indemnify Indemnitee for expenses
               --------------------------
          and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; provided, however, that notwithstanding any limitation set
                   --------  -------
          forth in this Section 10(d) regarding the Company's obligation to provide indemnification, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

11.       COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
     counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

12.       BINDING EFFECT; SUCCESSORS AND ASSIGNS.  This Agreement shall be
          --------------------------------------
     binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company's request.

13.       EXPENSES INCURRED IN ACTION RELATING TO ENFORCEMENT OR INTERPRETATION.
          ---------------------------------------------------------------------
     In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including without limitation attorneys, fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such
                                          --------  -------
     final judicial determination is made, Indemnitee shall be entitled under
     Section 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; PROVIDED, HOWEVER, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

14.       NOTICE.  All notices, requests, demands and other communications under
          ------
     this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

15.       CONSENT TO JURISDICTION.  The Company and Indemnitee each hereby
          -----------------------
     irrevocably consent to the jurisdiction of the courts of the State of New York for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the State of New York in and for New York County, which shall be the exclusive and only proper forum for adjudicating such a claim.

16.       SEVERABILITY.  The provisions of this Agreement shall be severable in
          ------------
     the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.       CHOICE OF LAW.  This Agreement, and all rights, remedies, liabilities,
          -------------
     powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

18.       SUBROGATION.  In the event of payment under this Agreement, the
          -----------
     Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19.       AMENDMENT AND TERMINATION.  No amendment, modification, termination or
          -------------------------
     cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

20.       INTEGRATION AND ENTIRE AGREEMENT.  This Agreement sets forth the
          --------------------------------
     entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

21.       NO CONSTRUCTION AS EMPLOYMENT AGREEMENT.  Nothing contained in this
          ---------------------------------------
     Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

MAPQUEST.COM, INC.


By:_______________________
   Name:
   Title:
   Address:  MapQuest.com, Inc.
             3710 Hempland Road
             Mountville, PA  17554


                                             AGREED TO AND ACCEPTED BY:

                                             INDEMNITEE


                                             _______________________________
                                             Michael J. Mulligan

                                             AGREED TO AND ACCEPTED BY:

                                             INDEMNITEE


                                             _______________________________
                                             C. Richard Allen

                                             AGREED TO AND ACCEPTED BY:

                                             INDEMNITEE


                                             _______________________________
                                             Robert McCormack

                                             AGREED TO AND ACCEPTED BY:

                                             INDEMNITEE


                                             _______________________________
                                             John Moragne

                                             AGREED TO AND ACCEPTED BY:

                                             INDEMNITEE


                                             _______________________________
                                             Daniel Nova

                                             AGREED TO AND ACCEPTED BY:

                                             INDEMNITEE


                                             _______________________________
                                             Carlo von Schroeter

                                  SCHEDULE I
                                  ----------


Michael J. Mulligan
C. Richard Allen
Robert McCormack
John Moragne
Daniel Nova
Carlo von Schroeter

                                                                   EXHIBIT E

                               MAPQUEST.COM, INC.
                                1999 STOCK PLAN

1.   ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

     MapQuest.com, Inc. hereby establishes the MAPQUEST.COM, INC. 1999 STOCK PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of MapQuest.com, Inc. (the "Corporation") by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best available persons for positions of substantial responsibility.

     The Plan permits the granting of stock options (including nonqualified stock options and incentive stock options qualifying under Section 422 of the
Code), stock appreciation rights (including free-standing, tandem and limited stock appreciation rights), restricted or unrestricted share awards, phantom stock, performance awards, or any combination of the foregoing (collectively, "Awards").

     The Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933 (the "Securities Act"). Except to the extent any other exemption from the Securities Act is expressly relied upon in connection with any agreement entered into pursuant to the Plan or the securities issuable hereunder are registered under the Securities Act, the issuance of Common Stock pursuant to the Plan is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701. To the extent that an exemption from registration under the Securities Act provided by Rule 701 is unavailable, all unregistered offers and sales of Awards and shares of Common Stock issuable upon exercise of an Award are intended to be exempt from registration under the Securities Act in reliance upon the private offering exemption contained in Section 4(2) of the Securities Act, or other available exemption, and the Plan shall be so administered.

2.   DEFINITIONS

     Under this Plan, except where the context otherwise indicates, the following definitions apply:

     (a) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

     (b) "Board" shall mean the Board of Directors of the Corporation.

     (c) "Change in Control" shall mean (i) any sale, exchange or other disposition of substantially all of the Corporation's assets; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Corporation is not the surviving or continuing corporation, or in which the Corporation's stockholders become entitled to receive cash, securities of the Corporation other than voting common stock, or securities of another issuer.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

     (e) Committee" shall mean the compensation committee of the Board; provided, however, that in the event all the members of such compensation committee do not constitute both "Non-Employee Directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code, than the term "Committee" shall mean such other committee of two or more Board members appointed by the Board to administer the Plan whose members do constitute both "Non-Employee Directors" within the meaning of Rule 16b-3 and, to the extent that Section 162(m) of the Code is applicable to Awards granted under the Plan, "outside directors" within the meaning of Section 162(m) of the Code.

     (f) "Common Stock" shall mean shares of the Corporation's common stock, par value of $0.001 per share.

     (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (h) "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall be determined in a manner such as the Committee shall in good faith determine to be appropriate; provided, however, that if the Common Stock is publicly traded, then Fair Market Value shall mean the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee; and provided further, that in the case of incentive stock options, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

     (i) "Grant Agreement" shall mean a written agreement between the Corporation and a grantee memorializing the terms and conditions of an Award granted pursuant to the Plan.

     (j) "Grant Date" shall mean the date on which the Committee formally acts to grant an Award to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

     (k) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Section 424(e) of the Code, or any successor thereto of similar import.

     (l) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

     (m) "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto of similar import.

3.   ADMINISTRATION

     (a) Procedure. The Plan shall be administered by a Committee appointed by the Board consisting of not less than two (2) members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term "Committee" as used herein shall be deemed to mean the Board.

     Members of the Committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of an Award to him or her.

     The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

     (b) Procedure After Registration of Common Stock. Notwithstanding the provisions of subsection (a) above, unless the Board itself is deemed to be the Committee, in the event that the Common Stock or any other capital stock of the Corporation becomes registered under Section 12 of the Exchange Act, the members of the Committee shall be both "Non-Employee Directors" within the meaning of Rule 16b-3, and "outside directors" within the meaning of Section 162(m) of the Code. Upon and after the point in time that the Common

Stock or any other capital stock of the Corporation becomes registered under
Section 12 of the Exchange Act, the Board shall take all action necessary to cause the Plan to be administered in accordance with the then effective provisions of Rule 16b-3, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 13 of the Plan.

     (c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

       (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted,

       (ii)  determine the types of Awards to be granted,

       (iii) determine the number of shares to be covered by or used for reference purposes for each Award,

       (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate,

       (v) modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award which would adversely affect the grantee without the grantee's consent,

       (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment, and

       (vii) to establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee's sole and absolute discretion.

     (d) Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

     (e) Indemnification. To the maximum extent permitted by law, the members of the Board and Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.

     (f) Effect of Committee's Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4.   SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

     Subject to adjustments as provided in Section 12 of the Plan, the shares of Common Stock that may be delivered or purchased or used for reference purposes (with respect to stock appreciation rights, phantom stock units or performance awards payable in cash) with respect to Awards granted under the Plan, including with respect to incentive stock options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of Three Million Six Hundred and Forty-Five Thousand (3,645,000) shares of Common Stock of the Corporation. The Corporation shall reserve said number of shares for Awards under the Plan, subject to adjustments as provided in Section 12 of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares without the delivery of shares of Common Stock or other consideration, the shares subject to such Award shall thereafter be available for further Awards under the Plan unless such shares would not be deemed available for future grants pursuant to Rule 16b-3 of the General Rules and Regulations under the Exchange Act, or any successor rule or regulation ("Rule 16b-3").

     The maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one calendar year to any one individual shall be limited to Nine Hundred and Eleven Thousand Two Hundred and Fifty (911,250). To the extent required by Section 162(m) of the Code and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Common Stock subject to the foregoing limit with respect to which the related Award is terminated, surrendered or canceled shall not again be available for grant under this limit.

5.   PARTICIPATION

     Participation in the Plan shall be open to all employees, officers, directors and consultants of the Corporation, or of any Parent or Subsidiary of the Corporation, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation.

     Awards may be granted to such eligible persons and for or with respect to such number of shares of Common Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Award made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6.   STOCK OPTIONS

     Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants Awards of nonqualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The stock option Awards granted shall be subject to the following terms and conditions.

     (a) Grant of Option. The grant of a stock option shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, stating the number of shares of Common Stock subject to the stock option evidenced thereby and the terms and conditions of such stock option, in such form as the Committee may from time to time determine.

     (b) Price. The price per share payable upon the exercise of each stock option ("exercise price") shall be determined by the Committee; provided, however, that in the case of incentive stock options, the exercise price shall not be less than 100% of the Fair Market Value of the shares on the date the stock option is granted.

     (c) Payment. Stock options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if allowed by the Committee in its sole discretion, in shares of Common Stock or a combination of cash and shares of Common Stock, or by such other means as the Committee may prescribe. The Fair Market Value of shares of Common Stock delivered on exercise of stock options shall be determined as of the date of exercise. Shares of Common Stock delivered in payment of the exercise price may be previously owned shares or, if approved by the Committee, shares acquired upon exercise of the stock option. Any fractional share will be paid in cash. The Corporation may make or guarantee loans to grantees to assist grantees in exercising stock options and satisfying any related withholding tax obligations.

     If the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to:
(i) a brokerage firm designated by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

     (d) Terms of Options. The term during which each stock option may be exercised shall be determined by the Committee. In no event shall a stock option be exercisable more than ten years from the date it is granted. Prior to the exercise of the stock option and delivery of the shares certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding stock option.

     (e) Reload Options. The terms of a stock option may provide for the automatic grant of a new stock option Award when the exercise price of the stock option and/or any related tax withholding obligation is paid by tendering shares of Common Stock, provided that such automatic replenishment feature shall be limited to any extent required by rules, regulations, or interpretations under the Exchange Act with respect to any particular grant of an Award in the case of a grantee who is or becomes subject to Section 16 of the Exchange Act. Any stock option Award which would automatically be granted pursuant to this Section 6(e) without any further Committee action may be exercisable for not more than the number of shares tendered to exercise the initial stock option and/or to pay any tax withholding obligation related to such exercise, shall have an exercise price set at the then Fair Market Value of such shares, and shall have a term that does not extend beyond the term of the initial stock option. The Committee may include such a reload feature in a stock option Award at the time of the initial grant of the Award or may add such a reload feature to an outstanding stock option Award as the Committee deems desirable; provided, however, that a reload feature shall not be added to any outstanding incentive stock option Award without the consent of the grantee.

     (f) Restrictions on Incentive Stock Options. Incentive stock option Awards granted under the Plan shall comply in all respects with Code Section 422 and, as such, shall meet the following additional requirements:

         (i) Grant Date. An incentive stock option must be granted within 10 years of the earlier of the Plan's adoption by the Board of Directors or approval by the Corporation's shareholders.

         (ii) Exercise Price and Term. The exercise price of an incentive stock option shall not be less than 100% of the Fair Market Value of the shares on the date the stock option is granted and the term of an incentive stock option may not be greater than 10 years. Also, the exercise price of any incentive stock option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such stock option shall not exceed five years.

         (iii) Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which all incentive stock options first become exercisable by any grantee in any calendar year under this or any other plan of the Corporation and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such stock options shall be treated as nonqualified stock options. In such case, the Corporation may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of the Corporation.

         (iv) Grantee. Incentive stock options shall only be issued to employees of the Corporation, or of a Parent or Subsidiary of the Corporation.

         (v) Designation. No stock option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option.

     (g) Other Terms and Conditions. Stock options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7.   STOCK APPRECIATION RIGHTS

     (a) Award of Stock Appreciation Rights. Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant stock appreciation rights ("SARs") to eligible participants, either on a free-standing basis (without regard to or in addition to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option), as it determines. SARs granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time; provided, however, that a tandem SAR shall not be granted with respect to any outstanding incentive stock option Award without the consent of the grantee. SARs shall be evidenced by Grant Agreements, executed by the Corporation and the grantee, stating the number of shares of Common Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee. In no event shall a SAR be exercisable more than ten years from the date it is granted. The grantee shall have none of the rights of a stockholder with respect to any shares of Common Stock represented by an SAR.

     (b) Restrictions of Tandem SARs. No incentive stock option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Common Stock subject to the incentive stock option is greater than the exercise price for such incentive stock option. SARs granted in tandem with stock options shall be exercisable only to the same extent and subject to the same conditions as the stock options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

     (c) Amount of Payment Upon Exercise of SARs. An SAR shall entitle the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement (which shall be determined by the Committee but which shall not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant of the
SAR), times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the grantee from time to time determines to surrender for this purpose).

     (d) Form of Payment Upon Exercise of SARs. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee from time to time. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

8.   STOCK AWARDS (INCLUDING RESTRICTED AND UNRESTRICTED SHARES AND PHANTOM
     STOCK)

     (a) Stock Awards, In General. Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant stock Awards to eligible participants in such amounts and for such consideration, including no consideration or such minimum consideration as may be required by law, as it determines. A stock Award may be denominated in shares of Common Stock or stock-equivalent units ("phantom stock"), and may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Committee from time to time.

     (b) Restricted Shares. Each stock Award shall specify the applicable restrictions, if any, on such shares of Common Stock, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares of Common Stock that are part of the Award. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any shares of Common Stock awarded to any grantee under the Plan. Share certificates with respect to restricted shares of Common Stock granted pursuant to a stock Award may be issued at the time of grant of the stock Award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If share certificates are issued at the time of grant of the stock Award, the certificates shall bear an appropriate legend with respect to the restrictions applicable to such stock Award or, alternatively, the grantee may be required to deposit the certificates with the Corporation during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, during such period of restriction following issuance of share certificates, the grantee shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the restricted shares. If share certificates are issued upon lapse of restrictions on a stock Award, the Committee may provide that the grantee will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Corporation on its Common Stock to stockholders of record after grant of the stock Award and prior to the issuance of the share certificates.

     (c) Phantom Stock. The grant of phantom stock units shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, that incorporates the terms of the Plan and states the number of phantom stock units evidenced thereby and the terms and conditions of such phantom stock units in such form as the Committee may from time to time determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. Phantom stock units may be exercised in whole or in part by delivery of an appropriate exercise notice to the Committee in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may prescribe, and/or such determinations, orders, or decisions as the Committee may make. Except as otherwise provided in the applicable Grant Agreement, the grantee shall have none of the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit as a result of the grant of a phantom stock unit to the grantee. Phantom stock units may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

9.   PERFORMANCE AWARDS

     The Committee may in its discretion grant performance Awards which become payable on account of attainment of one or more performance goals established by the Committee. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee from time to time. Performance goals established by the Committee may be based on the Corporation's operating income or one or more other business criteria selected by the Committee that apply to an individual or group of individuals, a business unit, or the Corporation as a whole, over such performance period as the Committee may designate. The Committee in its discretion may recommend to the Board of Directors of the Corporation that the material terms of any Performance Award or program with respect to some or all eligible participants be submitted for approval by the stockholders.

10.  WITHHOLDING OF TAXES

     The Corporation may require, as a condition to the grant of any Award under the Plan or exercise pursuant to such Award or to the delivery of certificates for shares issued or payments of cash to a grantee pursuant to the Plan or a Grant Agreement (hereinafter collectively referred to as a "taxable event"), that the grantee pay to the Corporation, in cash or, unless otherwise determined by the Corporation, in shares of Common Stock, including shares acquired upon grant of the Award or exercise of the Award, valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes.

11.  TRANSFERABILITY

     Unless determined otherwise by the Committee and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

12.  ADJUSTMENTS; BUSINESS COMBINATIONS

     In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters which relate to Awards and which are affected by the changes in the Common Stock referred to above.

     In the event of any proposed Change in Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the grantees of Awards, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any Award; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Award; and (iii) in any case where equity securities other than Common Stock of the Corporation are proposed to be delivered in exchange for or with respect to Common Stock of the Corporation, arrangements providing that any Award shall become one or more Awards with respect to such other equity securities.

     The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding two paragraphs of this Section 12) affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     In the event the Corporation dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Grant Agreement, or other agreement evidencing a stock option, stock appreciation right or restricted stock Award:
(i) each grantee shall have the right to exercise his stock option or stock appreciation right, or to require delivery of share certificates representing any such restricted stock Award, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any stock option, stock appreciation right or restricted stock Award that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, delivery, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act.
Any stock option or stock appreciation right not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date; and any restricted stock as to which there has not been such delivery of share certificates or that has not been so canceled or surrendered, shall be forfeited on the last day prior to such effective date. The Committee shall give to each grantee written notice of the commencement of any proceedings for such liquidation and dissolution of the Corporation and the grantee's rights with respect to his outstanding Award.

13.  TERMINATION AND MODIFICATION OF THE PLAN

     The Board, without further approval of the stockholders, may modify or terminate the Plan or any portion thereof at any time, except that no modification shall become effective without prior approval of the stockholders of the Corporation if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or Nasdaq System upon which the Common Stock is listed or quoted; including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3 or stockholder approval that is required to enable the Committee to grant incentive stock options pursuant to the Plan.

     The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended.

14.  NON-GUARANTEE OF EMPLOYMENT

     Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate an employee at any time.

15.  Termination of Employment

     For purposes of maintaining a grantee's continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Corporation and the Corporation's Parent or Subsidiaries shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.

16.  WRITTEN AGREEMENT

     Each Grant Agreement entered into between the Corporation and a grantee with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

17.  NON-UNIFORM DETERMINATIONS

     The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

18.  LIMITATION ON BENEFITS

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.  LISTING AND REGISTRATION

     If the Corporation determines that the listing, registration or qualification upon any securities exchange or upon any listing or quotation system established by the National

Association of Securities Dealers, Inc. ("Nasdaq System") or under any law, of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such Award may be exercised in whole or in part and no restrictions on such Award shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Corporation.

20.  COMPLIANCE WITH SECURITIES LAW

     The Corporation may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, provide to the Corporation, at the time of each such exercise and each such delivery, a written representation that the shares of Common Stock being acquired shall be acquired by the grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the Securities Act and applicable state securities laws. The Corporation may also require that a grantee submit other written representations which will permit the Corporation to comply with federal and applicable state securities laws in connection with the issuance of the Common Stock, including representations as to the knowledge and experience in financial and business matters of the grantee and the grantee's ability to bear the economic risk of the grantee's investment. The Corporation may require that the grantee obtain a "purchaser representative" as that term is defined in applicable federal and state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable state securities laws. The Corporation may notify its transfer agent to stop any transfer of shares of Common Stock not made in compliance with these restrictions. Common Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of share certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or Nasdaq System upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance to the extent such approval is sought by the Committee.

21.  NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS

     Nothing contained in the Plan shall prevent the Corporation or its Parent or Subsidiary corporations from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Committee in its discretion determines desirable, including without limitation the granting of stock options, stock awards, stock appreciation rights or phantom stock units otherwise than under the Plan.

22.  NO TRUST OR FUND CREATED

     Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

23.  GOVERNING LAW

     The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws rules and principles.

24.  PLAN SUBJECT TO CHARTER AND BY-LAWS

     This Plan is subject to the Charter and By-Laws of the Corporation, as they may be amended from time to time.

25.  EFFECTIVE DATE; TERMINATION DATE

     The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Approved by the Board: ________________________

Date Approved by the Shareholders: ___________________

                                                                    EXHIBIT F

                              MAPQUEST.COM, INC.
                         EMPLOYEE STOCK PURCHASE PLAN


                                   ARTICLE I
                                   ---------
                                    PURPOSE
                                    -------

     1.01. PURPOSE.  The MAPQUEST.COM, INC. EMPLOYEE STOCK PURCHASE PLAN is
     ----  -------
intended to provide a method whereby employees of MapQuest.com, Inc. (the "Company") and its subsidiary corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under (S)423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.


                                   ARTICLE II
                                   ----------
                                  DEFINITIONS
                                  -----------

     2.01  BASE PAY.  "Base Pay" means regular straight-time earnings excluding
     ----  --------
payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

     2.02  BOARD.  "Board of Directors" or "Board" means the Board of Directors
     ----  -----
of the Company.

     2.03  COMMITTEE.  "Committee" means the individuals described in Article
     ----  ---------
XI.

     2.04  COMMON STOCK. "Common Stock" means the common stock of the Company.
     ----  ------------

     2.05  DESIGNATED SUBSIDIARY CORPORATION.  "Designated Subsidiary
     ----  ---------------------------------
Corporation" means a Subsidiary Corporation which is designated by the Company's Board of Directors to participate in the Plan.

     2.06  EMPLOYEE.  "Employee" means any person who is employed by the Company
     ----  --------
or a Designated Subsidiary Corporation.

     2.07  OFFERINGS AND OFFERING PERIODS.  The Plan will be implemented by
     ----  -------------------------------
"Offerings" of the right to purchase Company Stock through payroll deduction in consecutive "Offering Periods", each constituting a six month period. Such Offering

Periods shall commence as provided in Section 4.01 and shall continue until the termination of the Plan in accordance with Section 12.05.

     2.08  OFFERING COMMENCEMENT DATE.  The "Offering Commencement Date" is the
     ----  --------------------------
first day of an Offering Period during which the NASDAQ system is open for trading.

     2.09  OFFERING TERMINATION DATE.  The "Offering Termination Date" is the
     ----  -------------------------
last day of an Offering Period during which the NASDAQ system is open for trading.

     2.10  SUBSIDIARY CORPORATION.  "Subsidiary Corporation" means any present
     ----  ----------------------
or future corporation which would be a "subsidiary corporation" of the Company as that term is defined in (S)424 of the Code.


                                  ARTICLE III
                                  -----------
                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

     3.01  INITIAL ELIGIBILITY.  All Employees are eligible to participate
     ----  -------------------
hereunder, commencing on any Offering Commencement Date.

     3.02  COMMENCEMENT OF PARTICIPATION.  An eligible Employee may become a
     ----  -----------------------------
participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Human Resources Director of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering Period. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

     3.03  RESTRICTIONS ON PARTICIPATION.  Notwithstanding any provision of the
     ----  -----------------------------
Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

           (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Corporation. (For purposes of this paragraph, the rules of (S)424(d) of the Code shall apply in determining stock ownership of any Employee); or

           (b) which permits his rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Corporations to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

     3.04  LEAVE OF ABSENCE.  For purposes of participation in the Plan, a
     ----  ----------------
person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.


                                   ARTICLE IV
                                   ----------
                                   OFFERINGS
                                   ---------

     4.01  SEMI-ANNUAL OFFERING PERIODS.  The first Offering Period shall be the
     ----  ----------------------------
six month period beginning on July 1, 1999 and ending on December 31, 1999. (Provided, however, that the first Offering Period will not begin before the effective date of the registration statement filed by the Company for the Plan with the Securities and Exchange Commission.) Subsequent Offering Periods will begin on January 1 and July 1 of each year.

     4.02  REVISED OFFERING PERIODS.  In the discretion of the Committee, semi-
     ----  ------------------------
annual Offering Periods may be divided into quarterly Offering Periods or combined into annual Offering Periods. The maximum number of shares available during an Offering Period under Section 10.01 shall be adjusted appropriately.


                                   ARTICLE V
                                   ---------
                               PAYROLL DEDUCTIONS
                               ------------------

     5.01  AMOUNT OF DEDUCTION.  At the time a participant files his
     ----  -------------------
authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the Offering Period at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his base pay in effect at any such payday.

     5.02  PARTICIPANT'S ACCOUNT.  All payroll deductions made for a participant
     ----  ---------------------
shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in (S)5.04.

     5.03  CHANGES IN PAYROLL DEDUCTIONS.  A participant may discontinue his
     ----  -----------------------------
participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his payroll deductions for that Offering. The payroll deduction form may provide that it shall continue from Offering Period to Offering Period unless changed by a participant before the beginning of a subsequent Offering Period.

     5.04  LEAVE OF ABSENCE.  If a participant goes on a leave of absence, such
     ----  ----------------
participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to (S)7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) remain a participant in the Plan during such leave of absence (provided the individual was eligible to participate at the Offering Commencement Date), authorizing deductions to be made from payments by the Company or its Designated Subsidiary Corporations to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company and its Designated Subsidiary Corporations to such participant are insufficient to meet such participant's authorized Plan deductions.


                                   ARTICLE VI
                                   ----------
                               GRANTING OF OPTION
                               ------------------

     6.01  NUMBER OF OPTION SHARES.  On the Offering Commencement Date of each
     ----  -----------------------
Offering, a participating Employee shall be deemed to have been granted a qualified option to purchase on the Offering Termination Date of such Offering Period (at the Option Price in Section 6.02) the number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated during such Offering Period and retained in the participant's account as of the Offering Termination Date by the applicable Option Price.

     6.02  OPTION PRICE.  The Option Price of Common Stock purchased with
     ----  ------------
payroll deductions made during an Offering Period for a participant therein shall be the lower of:

           (a) 85% of the closing price of the stock on the Offering Commencement Date, or (in the event the stock was not traded on such date) the nearest prior business day on which trading of the Company's Common Stock occurred, on the NASDAQ National Market System; or

           (b) 85% of the closing price of the stock on the Offering Termination Date, or (in the event the stock was not traded on such date) the nearest prior business day on which trading of the Company's Common Stock occurred, on the NASDAQ National Market System. If the Company's Common Stock is not admitted to trading on the NASDAQ National Market System on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                                  ARTICLE VII
                                  -----------
                               EXERCISE OF OPTION
                               ------------------

     7.01  AUTOMATIC EXERCISE.  Unless a participant gives written notice to the
     ----  ------------------
Company as hereinafter provided, his option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price, subject to the maximum stated in Section 10.01. Except as provided in Section 7.03, any excess in his account at that time will be refunded to him.

     7.02  WITHDRAWAL OF ACCOUNT.  By written notice to the Human Resources
     ----  ---------------------
Director of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all of the accumulated payroll deductions in his account at such time.

     7.03  FRACTIONAL SHARES.  Fractional shares will not be issued under the
     ----  -----------------
Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares will be carried over and applied to purchase shares in the succeeding Offering Period, if the Employee elects to participate in such Offering Period. If not, such excess payroll deductions will be promptly returned to the Employee.

     7.04  TRANSFERABILITY OF OPTION.  During a participant's lifetime, options
     ----  -------------------------
held by such participant shall be exercisable only by that participant.

     7.05  DELIVERY OF STOCK.  As promptly as practicable after the Offering
     ----  -----------------
Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of his option.


                                  ARTICLE VIII
                                  ------------
                                   WITHDRAWAL
                                   ----------

     8.01  IN GENERAL.  As indicated in (S)7.02, a participant may withdraw
     ----  ----------
payroll deductions credited to his account under the Plan at any time prior to an Offering Termination Date by giving written notice to the Human Resources Director of the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its option, treat any attempt to borrow by an Employee on the security of his accumulated payroll deductions as an election, under (S)7.02, to withdraw such deductions.

     8.02  EFFECT ON SUBSEQUENT PARTICIPATION.  A participant's withdrawal from
     ----  ----------------------------------
any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     8.03  TERMINATION OF EMPLOYMENT.  Upon termination of the participant's
     ----  -------------------------
employment for any reason, including retirement or death (but excluding continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under (S)12.01.


                                   ARTICLE IX
                                   ----------
                                    INTEREST
                                    --------

     9.01  NO PAYMENT OF INTEREST.  No interest will be paid or allowed on any
     ----  ----------------------
money paid into the Plan or credited to the account of any participating
Employee.


                                   ARTICLE X
                                   ---------
                                     STOCK
                                     -----

     10.01 SHARES SUBJECT TO PLAN.  The stock subject to the Plan shall be
     ----- ----------------------
shares of the Company's Common Stock, which may be (i) authorized but unissued shares, (ii) treasury shares and/or (iii) shares purchased on the open market by a broker designated by the Company. The maximum number of shares of Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in (S)12.04, shall be Four Hundred Thirty Eight Thousand, Seven Hundred and Fifty (438,750) shares in each Offering plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed One Million Seven Hundred Fifty Five Thousand (1,755,000) shares for all Offerings. No participant may purchase more than One Thousand Five Hundred (1,500) shares in any one Offering Period. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

     10.02 PARTICIPANT'S INTEREST IN OPTION STOCK.  The participant will have
     ----- --------------------------------------
no interest in stock covered by his option until such option has been exercised.

     10.03 ISSUANCE OF STOCK.  Stock purchased under the Plan will be issued in
     ----- -----------------
the name of the participant, or, if the participant so directs by written notice to the Human Resources Director of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

     10.04  RESTRICTIONS ON EXERCISE.  The Board of Directors may, in its
     -----  ------------------------
discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

            (a) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

            (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.


                                   ARTICLE XI
                                   ----------
                                 ADMINISTRATION
                                 --------------

     11.01  APPOINTMENT OF COMMITTEE.  The Board of Directors shall appoint a
     -----  ------------------------
committee (the "Committee") to administer the Plan, which shall consist of either (a) the full Board of Directors or (b) no fewer than two members of the Board of Directors.

     11.02  AUTHORITY OF COMMITTEE.  Subject to the express provisions of the
     -----  ----------------------
Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

     11.03  RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE.  The Board of
     -----  ---------------------------------------------------
Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.
The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     11.04  LIMITED LIABILITY; INDEMNIFICATION.  To the maximum extent permitted
     -----  ----------------------------------
by Delaware law, neither the Company, Board or Committee nor any of its members shall be liable for any action or determination made in good faith with respect to this Plan. In addition to such other rights of indemnification that they may have, the members of the Board and Committee shall be indemnified by the Company to the maximum extent permitted by Delaware law against any and all liabilities and expenses incurred in connection with their service in connection with the Plan in such capacity.


                                  ARTICLE XII
                                  -----------
                                 MISCELLANEOUS
                                 -------------

     12.01  DESIGNATION OF BENEFICIARY.  A participant may file a written
     -----  --------------------------
designation of a beneficiary who is to receive any Common Stock which has not been issued or cash which is in the participant's account at the time of the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Human Resources Director of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

     12.02  TRANSFERABILITY.  Neither payroll deductions credited to a
     -----  ---------------
participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with (S)7.02.

     12.03  USE OF FUNDS.  All payroll deductions received or held by the
     -----  ------------
Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

     12.04  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.
     -----  -----------------------------------------

            (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the maximum number and/or kind of shares which may be offered in the Offerings described in Articles IV and Section 10.01 hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

            (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the Committee shall take such action as it deems appropriate and equitable, which action may include, without limitation, one of the following: (i) refund of payroll deductions for such Offering Period; (ii) shortening of the Offering Period or (iii) providing that the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. In the event the Plan is continued after such event, the Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this (S)12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

     12.05  AMENDMENT AND TERMINATION.
     -----  -------------------------

            (a) Action by Board. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares which may be issued under the Plan or under any Offering (except pursuant to (S)(S)4.02 and 12.04); or (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan. Upon termination of the Plan during an Offering Period, at the discretion of the Committee, cash balances in participants accounts may be refunded or the Offering Termination Date may be accelerated. No termination, modification, or amendment of the Plan may otherwise, without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option.

            (b) Automatic Termination. The Plan shall automatically terminate on the earlier of the day prior to the tenth anniversary of the adoption of the Plan, or the issuance of the maximum number of shares available under the Plan pursuant to
Section 10.01.

     12.06  TAX WITHHOLDING.  At the time an option is exercised or at the time
     -----  ---------------
some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At the request of the Company, the participant will advance cash in an amount sufficient to discharge any such tax withholding obligations. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations.

     12.07  DISQUALIFYING DISPOSITION.  The Committee may require that a
     -----  -------------------------
participant notify the Company of any disposition of shares of Common Stock purchased under the Plan within a period of two (2) years subsequent to the respective Offering Commencement Date or one (1) year from the Offering Termination Date.

     12.08  EFFECTIVE DATE.  The Plan shall become effective as of the date it
     -----  --------------
is adopted by the Board of Directors, subject to approval by the shareholders of the Company within twelve months before or after such date. If the Plan is not so approved, the Plan shall be discontinued, any options which had been issued shall be considered nonqualified options and any payroll deductions then held by the Company shall be refunded to the respective Employees.

     12.09  NO EMPLOYMENT RIGHTS.  The Plan does not, directly or indirectly,
     -----  --------------------
create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

     12.10  EXCLUSION FROM RETIREMENT AND FRINGE BENEFIT COMPUTATION.  No
     -----  ---------------------------------------------
portion of the award of options under this Plan, or the proceeds from the sale of stock purchased under the Plan, shall be taken into account as "wages," "salary" or "compensation" for any purpose, whether in determining eligibility, benefits or otherwise, under (i) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, and disability, or (iii) any form of extraordinary pay including, but not limited to, bonuses, sick pay and vacation pay.

     12.11  EFFECT OF PLAN.  The provisions of the Plan shall, in accordance
     -----  --------------
with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     12.12  EXPENSES.  Expenses of administering the Plan shall be borne by the
     -----  --------
Company except that brokerage expenses incurred in connection with the purchase of shares shall be included as part of the cost of the shares to participating Employees.

     12.13  GOVERNING LAW.  The law of the State of Delaware will govern all
     -----  -------------
matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                                                       EXHIBIT G

                         GEOSYSTEMS GLOBAL CORPORATION
                            1995 STOCK OPTION PLAN
                                AMENDMENT NO. 4
                          --------------------------


     I.  Purpose.  Reference is made to that certain 1995 Stock Option Plan (the
         -------
"Option Plan") of GeoSystems Global Corporation (the "Company"). To the extent not otherwise defined herein, capitalized terms shall have the meaning accorded to them in the Option Plan. The Board of the Company has determined it to be in the best interest of the Company to amend certain provisions of the Option Plan, and in accordance with applicable law, have adopted resolutions authorizing the amendment set forth below. To the extent not expressly amended hereby, the Option Plan shall remain in full force and effect, in accordance with its terms.

     II.  Amendment of Plan.  The Option Plan is amended as follows:
          -----------------
     (i)  Effective immediately the Option Plan is amended to:

          (a) Change the name "GeoSystems Global Corporation" to "MapQuest.com, Inc." each place it appears therein;

          (b) Change the term "Internal Revenue Code of 1954" in Article I,
     Section 1 to "Internal Revenue Code of 1986";

          (c) Delete the third sentence of Article I, Section 2 which describes the makeup of the Committee which administers the Option Plan and substitute the following:

          The Committee shall consist of not less than two (2) members of the Board, each of whom shall be an "outside director" within the meaning of Code Section 162(m) and "non-employee director" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (d) Add the following as the third paragraph of Article I, Section 2:

          If the Board does not appoint a Stock Option Committee as provided above, the Board itself shall administer the Plan and the term "Committee" shall be deemed to refer to the Board;

          (e) Add the following as the second paragraph of Article II, Section
     2:

          The maximum number of shares of Common Stock subject to Options that may be granted during any one calendar year to any one individual shall be limited to One Hundred Fifty Thousand (150,000). To the extent required by
     Section 162(m) of the Code and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Common Stock subject to the foregoing limit with respect to which the related Option is terminated, surrendered or canceled shall not again be available for grant under this limit; and

          (f) Delete all of the words prior to the colon in the second paragraph in Article IV, Section 8 regarding the definition of "Change of Control" and substitute "A Change in Control shall be deemed to have occurred if."

     (ii) Effective upon the date the Corporation is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 the Option Plan is amended to delete Article II, Section 4, paragraph (i) which included a repurchase right by the Corporation with respect to shares issued upon option exercise.

                                                                     EXHIBIT H-1
                                                                     -----------



                                   DIRECTORS

Michael Mulligan
Robert McCormack
John Moragne
Dan Nova
Carlo von Schroeter
C. Richard Allen

                                                                     EXHIBIT H-2
                                                                     -----------



                            AUDIT COMMITTEE MEMBERS



Robert McCormack
Carlo von Schroeter

                                                                     EXHIBIT H-3
                                                                     -----------



                         COMPENSATION COMMITTEE MEMBERS


John Moragne
Dan Nova

                                                                     EXHIBIT H-4
                                                                     -----------


                           PRICING COMMITTEE MEMBERS



Michael Mulligan
Robert McCormack
John Moragne
Dan Nova
Carlo von Schroeter

                                                                       EXHIBIT I


                               MAPQUEST.COM, INC.

                 ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS

     THE UNDERSIGNED STOCKHOLDERS of MapQuest.com, Inc., a Delaware corporation (the "Company"), waiving all call and notice of the time, place and purpose of a meeting of the stockholders, do hereby consent to and adopt the following resolutions pursuant to Section 228 of the Delaware General Corporation Law:

     WHEREAS, the undersigned stockholders of the Company (the "Stockholders") own more than fifty percent of the Company's outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock voting as a single class entitled to vote on matters herein set forth as if the same had been submitted at a meeting of the stockholders; and

     WHEREAS, the Company desires to further amend and restate its Restated Certificate of Incorporation and amend and restate its By-laws; and

     WHEREAS, the Board of Directors believes it is in the best interest of the Company to effect a recapitalization (the "Recapitalization") of the Company as more fully described in the Recapitalization Agreement (including the exhibits and schedules thereto) in the form presented to this meeting, terms not otherwise defined herein having the meanings given to them in the Recapitalization Agreement; and

     WHEREAS, the Board of Directors has previously approved the adoption of Amendment No. 4 to the 1995 Stock Option Plan, the 1999 Stock Plan and the Employee Stock Purchase Plan (together, the "Plans"); and

     WHEREAS, the Company has previously filed a Registration Statement on Form S-1 (No. 333-72667) with the Securities and Exchange Commission (the "SEC") (the "Registration Statement") under which the Company proposes to offer and sell shares of the Company's common stock which provide gross proceeds to the Company of approximately $40,000,000 (the "Common Stock Offering"); and

     WHEREAS, the Board of Directors believes it is in the best interest of the Company to list the Common Stock on the Nasdaq National Market System ("Nasdaq"); and

     WHEREAS, under rules adopted by the SEC, grants of options and securities under employee benefit plans, such as the Plans, that have been approved by the Company's

Stockholders are, provided certain additional conditions are met, exempt from the prohibitions of Section 16(b) of the Exchange Act of 1934 (the "Exchange Act"); and

     WHEREAS, the Board of Directors believes that it would be beneficial to the Company to obtain the vote of the Stockholders approving the Plans in order to qualify the Plans under the SEC rules and qualify for an exemption from Section 16(b); and

     WHEREAS, in connection with the Recapitalization and Common Stock Offering, the Stockholders wish to approve the Plans, the Recapitalization and the Common Stock Offering, and the execution, delivery and performance of all documents and transactions contemplated thereby;

     NOW, THEREFORE, the Stockholders do hereby adopt the following resolutions and authorize the following actions:

1.   APPROVAL OF AMENDED COMPANY CHARTER
     -----------------------------------

     RESOLVED, that the Stockholders hereby determine that it is advisable that the Company's amended and restated certificate of incorporation (the "Certificate of Incorporation") be further amended in the form submitted to the Stockholders and attached hereto as Exhibit A-1 (the "Amendment No. 2 to the
                                    -----------
Certificate of Incorporation"); and

     FURTHER RESOLVED, that the Stockholders hereby determine that it is advisable that the Certificate of Incorporation be amended and restated in the form submitted to the Stockholders and attached hereto as Exhibit A-2 (the
                                                          -----------
"Amended and Restated Certificate of Incorporation" and together with Amendment No. 2 to the Certificate of Incorporation, the "Amended Company Charter"); and

     FURTHER RESOLVED, that the Amended and Restated Certificate of Incorporation is hereby adopted and approved.

2.   AMENDMENT OF BY-LAWS.
     --------------------

     FURTHER RESOLVED, that the By-laws of the Company are hereby amended and restated, and adopted in the form attached hereto as Exhibit B presented to this
                                                     ---------
meeting as the By-laws of the Company and that the amended and restated By-laws of the Company provide for the staggered election of the Board of Directors of the Company through the appointment of directors in three separate classes (Classes, I, II and III), with the term of class I to expire in 2002, the term of class II to expire in 2001 and the term of class III to expire in 2000.

3.   STOCK SPLIT.
     -----------

     FURTHER RESOLVED, the Company cause each share of its Common Stock, par value $0.001 per share (the "Original Common Stock"), to split on a two and seven-tenths-for-one basis ("Stock Split"), and each certificate representing shares of Original Common Stock now outstanding shall hereby be canceled and shall only represent the right to receive a new certificate or certificates representing the appropriate number of shares of Common Stock;

     FURTHER RESOLVED, that the Authorized Officers of, and counsel for, the Company, or any of them, be, and each of them hereby is, authorized and directed to take all further steps and to execute all documents necessary or desirable to procure the Stock Split;

4.   BOARD OF DIRECTORS.
     ------------------

     FURTHER RESOLVED, that the persons  listed on Exhibit C are hereby elected
                                                   ---------
to serve as directors of the Company.   Each of Michael Mulligan and Richard
Allen are hereby initially appointed as Class I directors; each of Robert McCormack and Daniel Nova are hereby initially appointed as Class II directors; and each of Carlo von Schroeter and John Moragne are hereby initially appointed as Class III directors.

5.   APPROVAL OF STOCK PLANS.
     -----------------------

     (a)  1999 Stock Plan
          ---------------

     FURTHER RESOLVED, that it is in the best interests of the Company that it offer an omnibus stock plan in order to attract and retain persons of ability as employees, officers, directors and consultants of the Company or of any present or future subsidiary; and

     FURTHER RESOLVED, that the MapQuest.com, Inc. 1999 Stock Plan, in substantially the form attached hereto as Exhibit D (the "1999 Stock Plan"), be
                                          ---------
and hereby is approved and adopted by the Stockholders to take effect upon the satisfaction of (a) the effectiveness of the Company's Registration Statement in connection with the Common Stock Offering, and (b) the absence of any further resolution by the Board of Directors to abandon such Common Stock Offering or related matters (the conditions referred to in clauses (a) and (b) are referred to as the "Pre-Conditions"). The Pre-Conditions will be considered satisfied in all aspects if so certified by James W. Thomas to the Board of Directors; and

     FURTHER RESOLVED, that awards may be granted pursuant to the 1999 Stock Plan for a total of 3,645,000 shares (following the Stock Split) of the Company's Common Stock, par value $0.001 per share, which shall be available to grant incentive stock options (as defined in Section 422 of the Internal Revenue
Code), nonqualified stock options, stock appreciation rights, restricted stock and such other awards as described in the 1999 Stock Plan; and

     FURTHER RESOLVED, that the 1999 Stock Plan shall be administered by, and awards thereunder shall be granted by, the Compensation Committee whose members, upon the consummation of the Common Stock Offering (as hereinafter defined), shall constitute nonemployee directors as defined under Rule 16b-3 of the Exchange Act and outside directors as defined under Internal Revenue Code Section 162(m); and

     FURTHER RESOLVED, that the Stockholders hereby ratify and approve the adoption of the 1999 Stock Plan and authorize the Board to direct that 1,350,000 authorized but unissued shares (subject to adjustment) of the Company's Common Stock be set aside for awards under the 1999 Stock Plan.

     (b)  Employee Stock Purchase Plan
          ----------------------------

     FURTHER RESOLVED, that it is in the best interests of the Company that it offer an employee stock purchase plan in order to attract and retain persons of ability as employees of the Company or of any present or future subsidiary; and

     FURTHER RESOLVED, that the MapQuest.com, Inc. Employee Stock Purchase Plan, in substantially the form attached hereto as Exhibit E (the "Employee Stock
                                             ---------
Purchase Plan"), be and hereby is approved and adopted by the Stockholders to take effect only upon the satisfaction of the Pre-Conditions; and

     FURTHER RESOLVED, that awards may be granted pursuant to the Employee Stock Purchase Plan for a total of 1,755,000 shares (following the Stock Split) of the Company's common stock, par value $0.001 per share, which shall be available for purchase by eligible employees by payroll deduction as described in the Employee Stock Purchase Plan; and

     FURTHER RESOLVED, that all subsidiaries of the Company within the meaning of Internal Revenue Code Section 424(f), or a successor provision, shall be considered Designated Subsidiaries whose employees will be eligible for participation in the Employee Stock Purchase Plan, along with the Company's employees, in accordance with its terms; and

     FURTHER RESOLVED, that the effective date of the Employee Stock Purchase Plan shall be the effective date of a registration statement filed by the Company for the plan on Form S-8 (the "S-8 Registration Statement") (or such other appropriate form) with the Securities Exchange Commission ("SEC") following the Common Stock Offering; provided, however, that the Employee Stock Purchase Plan shall become effective only if the conditions stated above are met; and

     FURTHER RESOLVED, that the Employee Stock Purchase Plan shall be administered by the Compensation Committee which shall consist solely of the individuals whose members, upon the consummation of the Common Stock Offering, shall constitute nonemployee directors as defined under Rule 16b-3 of the Exchange Act and outside directors as defined under Internal Revenue Code
Section 162(m); and

     FURTHER RESOLVED, that the Stockholders hereby ratify and approve the adoption of the Employee Stock Purchase Plan and authorize the Board to direct that 650,000 authorized but unissued shares (subject to adjustment) of the Company's common stock be set aside for options under the Employee Stock Purchase Plan.

     (c)  Amendment No. 4 to 1995 Stock Option Plan
          -----------------------------------------

     FURTHER RESOLVED, that the GeoSystems Global Company 1995 Stock Option Plan (the 1995 "Option Plan") is hereby amended effective as provided below by Amendment No. 4 substantially in the form attached hereto as Exhibit F which
                                                             ---------
provides as follows:

          (i)  Effective immediately the 1995 Option Plan is amended to:

               (A) Change the name "GeoSystems Global Company" to "MapQuest.com, Inc." each place it appears therein;

               (B) Change the term "Internal Revenue Code of 1954" in Article I, Section I to "Internal Revenue Code of 1986";

               (C) Delete the third sentence of Article 1, Section 2 which describes the makeup of the Committee which administers the Option Plan and substitute the following:

                    The Committee shall consist of not less than two (2) members of the Board, each of whom shall be an "outside director" within the meaning of Code Section 162(m) and "non-employee director" within the meaning of Rule l6b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (D)  Add the following as the third paragraph of Article I,
          Section 2:

               If the Board does not appoint a Stock Option Committee as provided above, the Board itself shall administer the Plan and the term "Committee" shall be deemed to refer to the Board;

               (E)  Add the following as the second paragraph to Article II,
          Section 2:

                    The maximum number of shares of Common Stock subject to
               Options that may be granted during any one calendar year to anyone individual shall be limited to 188,959 options. To the extent required by Section 162(m) of the Code and so long as
               Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Common Stock subject to the foregoing limit with respect to which the related Option is terminated, surrendered or canceled shall not again be available for grant under this limit; and

               (F) Delete all of the words prior to the colon in the second paragraph in Article IV, Section 8 regarding the definition of "Change of Control" and substitute "A Change in Control shall be deemed to have occurred if".

          (ii) Effective upon the date the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act the Option Plan is amended to delete Article II, Section 4, paragraph (i) which included a repurchase right by the Company with respect to shares issued upon option exercise.

6.   APPROVAL OF RECAPITALIZATION DOCUMENTS
     --------------------------------------

     FURTHER RESOLVED, that the Authorized Officers, or any of them, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver the Recapitalization Agreement (including all Schedules and Exhibits thereto) and each of the agreements, instruments, certificates and other documents contemplated thereby or required in connection therewith including, without limitation, those set forth in Exhibit G attached
                                                            ---------
hereto (together the "Recapitalization Documents") and take any and all such
                      --------------------------
action and do any and all such things in connection with the execution and performance of the Recapitalization Agreement as the Authorized Officers, or any of them, may deem necessary or appropriate, subject to the provisions of these resolutions.

7.   APPROVAL OF THE COMMON STOCK OFFERING
     -------------------------------------

     FURTHER RESOLVED, that the Company shall cause the Common Stock to be registered with the SEC under the Securities Act of 1933, as amended (the "Act"); and the Authorized Officers, or any of them, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and file the Registration Statement in substantially the form heretofore submitted to and considered by the Stockholders, with such changes therein as the Authorized Officers, or any of them, may approve, such approval to be conclusively evidenced by the execution thereof by them or any of them; and

     FURTHER RESOLVED, that the Company shall cause the Common Stock to be registered with the SEC under the Exchange Act, as amended, and the Authorized Officers, or any of them, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and file a registration statement on Form 8-A (the "8-A Registration Statement") relating to registration of the Common Stock in substantially the form heretofore submitted to and considered by the Stockholders, with such changes therein as the Authorized

Officers, or any of them, may approve, such approval to be conclusively evidenced by the execution thereof by them or any of them; and

     FURTHER RESOLVED, that the Authorized Officers, or any of them, be, and each of them hereby is, authorized, in the name and on behalf of the Company, to prepare, deliver, file, issue and circulate a preliminary prospectus in substantially the form heretofore submitted to and considered by the Stockholders, with such changes therein as the Authorized Officers, or any of them, may approve; and

     FURTHER RESOLVED, that the Authorized Officers, or any of them, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to prepare, execute and file any amendments or supplements to the Registration Statement or the prospectus contained therein or to the 8-A Registration Statement, to prepare, execute and file such exhibits thereto and take any and all such action and do any and all such things in connection with the issuance and sale of the Common Stock as the Authorized Officers, or any of them, may deem necessary or appropriate, subject to the provisions of these resolutions; and

     FURTHER RESOLVED, that the Board of Directors or the majority of members of any Pricing Committee thereof shall be irrevocably authorized to determine the price per share at which the Common Stock Offering shall take place and that the Board of Directors or the majority of members of any Pricing Committee thereof shall be irrevocably authorized to adjust the Stock Split and to execute any documents and to enter into any agreements, which shall be binding on the Company, in connection therewith.

     FURTHER RESOLVED, that the Authorized Officers, or any of them, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to take, or cause to be taken, all actions necessary or appropriate to effect the listing of the Company's Common Stock, outstanding and to be issued, on Nasdaq, including the preparation, execution and filing of any listing application and all other necessary or appropriate applications, documents, forms and agreements with Nasdaq and the SEC, and the payment by the Company of filing, listing and application fees; and to take all other steps and do all other things necessary or appropriate to effect the listing of the Company's Common Stock on Nasdaq;.

8.   MISCELLANEOUS
     -------------

     FURTHER RESOLVED, that any and all action prior to the Common Stock Offering taken by any officer or director (whether current or former), other than acts of wilful misconduct, be and hereby is, ratified and confirmed as the act and deed of the Company; and

     FURTHER RESOLVED, that the directors and officers of the Company are authorized to do or cause to be done any and all such acts and things and execute and deliver any and all documents and papers as they may deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned have executed this Action By Written Consent as of the first above written

                                TRIDENT CAPITAL PARTNERS FUND-I, L.P.

                                By:  Trident Capital, L.P.,
                                     its General Partner

                                By:  Trident Capital, Inc.,
                                     its General Partner


                                By:
                                     -----------------------------------
                                     Its:


                                TRIDENT CAPITAL PARTNERS FUND-I, C.V.

                                By:  Trident Capital, L.P.,
                                     its Investment General Partner

                                By:  Trident Capital, Inc.,
                                     its Investment General Partner


                                By:
                                     -----------------------------------
                                     Its:

                                HIGHLAND CAPITAL PARTNERS III LIMITED
                                PARTNERSHIP

                                By: Highland Management Partners III Limited Partnership, its General Partner

                                     By:
                                          ----------------------------------
                                          General Partner


                                HIGHLAND ENTREPRENEURS' FUND III
                                LIMITED PARTNERSHIP

                                By:  HEP III, LLC, its General Partner

                                     By:
                                          ----------------------------------
                                          Member

                                WESTON PRESIDIO CAPITAL II, L.P.


                                By:
                                     ----------------------------------
                                     General Partner

                                NATIONAL GEOGRAPHIC SOCIETY


                                By:
                                     ----------------------------------

                                NGE MAPS, D/B/A/ NATIONAL GEOGRAPHIC MAPS


                                     ----------------------------------
                                By:

                                     ----------------------------------
                                     Michael J. Mulligan

                                                                     EXHIBIT A-1
                                                                     -----------

              Amendment No. 2 to the Certificate of Incorporation
              ---------------------------------------------------

                                                                     EXHIBIT A-2
                                                                     -----------

               Amended and Restated Certificate of Incorporation
               -------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                                    By-laws
                                    -------

                                                                       EXHIBIT C
                                                                       ---------

                                   Directors
                                   ---------

Michael Mulligan
Robert McCormack
John Moragne
Dan Nova
Carlo von Schroeter
C. Richard Allen

                                                                       EXHIBIT D
                                                                       ---------

                                1999 Stock Plan
                                ---------------

                                                                       EXHIBIT E
                                                                       ---------

                          Employee Stock Purchase Plan
                          ----------------------------

                                                                       EXHIBIT F
                                                                       ---------

                   Amendment No. 4 to 1995 Stock Option Plan
                   -----------------------------------------

                                                                       EXHIBIT G
                                                                       ---------

                           Recapitalization Documents
                           --------------------------

Recapitalization Agreement
Registration Statement
Underwriting Agreement
Director's Fee Policy
Directors and Officers insurance policy
Director Indemnity Agreements
Insider Trading Policy

                                                                       EXHIBIT J


                               MAPQUEST.COM, INC.


                              STATEMENT OF POLICY


                                   CONCERNING


                                TRADING POLICIES

                                      AND

                             CONFLICTS OF INTEREST



                                     DATED


                                 APRIL   , 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                                        Page
                                                                                        ----
I.              SUMMARY OF THE COMPANY POLICY CONCERNINGTRADING POLICIES
                AND CONFLICTS OF INTEREST............................................   2

                A.      Compliance with Laws.........................................   2

                B.      Avoidance of Conflicts of Interest...........................   2

II.            THE USE OF INSIDE INFORMATION IN CONNECTION WITH TRADING IN
               SECURITIES............................................................   3

                A.      General Rule.................................................   3

                B.      Who Does the Policy Apply To?................................   4

                C.      Other Companies' Stocks......................................   5

                D.      Trading in Options...........................................   5

                E.      Margin Accounts..............................................   6

                F.      Guidelines...................................................   6

                        1.  Nondisclosure............................................   6

                        2.  Trading in the Company's Securities......................   6

                        3.  Avoid Speculation........................................   7

                        4.  Trading in Other Securities..............................   7

                        5.  Restrictions on the Window Group.........................   7

                        [6.  Trading within the 401(k) Plan..........................   8

                G.      Insider Trading Compliance Officer...........................   9

                H.      Procedures for Approving Trades by Section 16 Individuals,
                        Key Employees and Hardship Cases.............................  10

                        1.  Section 16 Individual/Key Employee Trades................  10

                        2.  Hardship Trades..........................................  11

                        3.  No Obligation to Approve Trades..........................  11

III.            OTHER LIMITATIONS ON SECURITIES TRANSACTIONS.........................  11

                A.      Public Resales - Rule 144....................................  11

                B.      Private Resales..............................................  12

                C.      Underwriter Lock-Up Agreements...............................  13

                D.      Restrictions on Purchases of Company Securities..............  13

                E.      Disgorgement of Profits on Short-Swing
                        Transactions -- Section 16(b)................................  13

                F.      Prohibition of Short Sales...................................  14

                G.      Filing Requirements..........................................  14

                        1.  Forms 3, 4 and 5.........................................  14

                        2.  Schedule 13D and 13G.....................................  16

                        3.  Form 144.................................................  16

IV.             CONFLICTS OF INTEREST................................................  16

                                                                        Page
                                                                        ----


Exhibits

Exhibit A      Section 16 Individuals

Exhibit B      Key Employees

Exhibit C      Forms 3,4 and 5

Exhibit D      Schedule 13D and 13G

Exhibit E      Rule 144 Notice

                                      I.


                    SUMMARY OF THE COMPANY POLICY CONCERNING
                   TRADING POLICIES AND CONFLICTS OF INTEREST

     This Statement covers two fundamental principles which each employee and director must follow:

 A.  Compliance with Laws.

     It is the Company's policy that it will without exception comply with all applicable laws and regulations in conducting its business. Each employee and each director is expected to abide by this policy. When carrying out Company business, employees and directors must avoid any activity that violates applicable laws or regulations.

 B.  Avoidance of Conflicts of Interest.

     Each employee and each director must avoid any activity or interest which conflicts with, or even appears to conflict with, the best interests of the Company. In other words, each employee and each director has a duty of utmost loyalty to the Company.

     The foregoing principles are described in more detail below. A description of certain applicable laws and related policies is set forth in Sections II and III of the Statement and conflicts of interest and general policies for avoiding them are discussed in Section IV. The Statement does not describe every law or regulation which will affect the Company and its business, but attempts to familiarize employees and directors with the laws which they must pay particular attention to in an effort to assure the Company's compliance. Of course, employees and directors are expected to comply with all applicable laws.

     In meeting the standards set out in this Statement, it is essential that each employee and director conduct the Company's business with honesty and integrity. Each employee and each director contributes to the Company's overall reputation. Therefore, each employee and each director must accept individual responsibility for ensuring that these standards are implemented.



                                      II.

                  THE USE OF INSIDE INFORMATION IN CONNECTION
                           WITH TRADING IN SECURITIES

 A.  General Rule.

     The U.S. securities laws regulate the sale and purchase of securities in the interest of protecting the investing public. U.S. securities laws give MapQuest.com, Inc. (the "Company"), its officers and directors, and other employees the responsibility to ensure that information about the Company is not used unlawfully in the purchase and sale of securities.

     All employees and directors should pay particularly close attention to the laws against trading on "inside" information. These laws are based upon the belief that all persons trading in a company's securities should have equal access to all "material" information about that company. For example, if an employee or a director of a company knows material non-public financial information, that employee or director is prohibited from buying or selling stock in the company until the information has been disclosed to the public:
This is because the employee or director knows information that will probably cause the stock price to change, and it would be unfair for the employee or director to have an advantage (knowledge that the stock price will change) that the rest of the investing public does not have. In fact, it is more than unfair. It is considered to be fraudulent and illegal. Civil and criminal penalties for this kind of activity are severe.

     The general rule can be stated as follows:  It is a violation of the
     ----------------
federal securities laws for any person to buy or sell securities if he or she is in possession of material inside information. Information is material if it could affect a person's decision whether to buy, sell or hold the securities.
It is inside information if it has not been publicly disclosed. Furthermore, it
      ------
is illegal for any person in possession of material inside information to provide other people with such information or to recommend that they buy or sell the securities. (This is called "tipping".) In that case, they may both be held liable. While it is not possible to identify all information that would be deemed "material," the following types of information ordinarily would be considered material:

          - Financial performance, especially quarterly and year-end results of operations, and significant changes in financial performance, conditions or liquidity.

          -    Company projections and strategic plans.

          - Potential mergers and acquisitions or the sale of Company assets or subsidiaries.

          - New major contracts, collaborations, orders, suppliers, customers, or finance sources, or the loss thereof.

          -    Significant changes or developments in products or product lines.

          - Significant changes or developments in supplies or inventory, including significant product defects, recalls or product returns. Significant pricing changes.

          - Stock splits, public or private securities/debt offerings, or changes in Company dividend policies or amounts.

          - Significant changes in senior management. Significant labor disputes or negotiations.

          - Actual or threatened major litigation, or the resolution of such litigation.

     The rule applies to any and all transactions in the Company's securities, including its common stock and options and warrants to purchase common stock (other than the exercise of employee stock options or warrants), and any other type of securities that the Company may issue, such as preferred stock, convertible debentures, warrants and exchange-traded options or other derivative securities.

     The Securities and Exchange Commission (the "SEC"), the stock exchanges and plaintiffs' lawyers focus on uncovering insider trading. A breach of the insider trading laws could expose the insider to criminal fines up to three times the profits earned or loss avoided and imprisonment of up to ten years, in addition to civil penalties (up to three times the profits earned), and injunctive actions. In addition, punitive damages may be imposed under applicable state laws. Securities laws also subject controlling persons to civil penalties or illegal insider trading by employees, including employees located outside the United States. Controlling persons include directors, officers, and supervisors. These persons may be subject to fines up to the greater of $1,000,000 or three times the profit or loss avoided by the insider trader. Inside information does not belong to the individual directors, officers or other employees who may handle it or otherwise become knowledgeable about it. It is an asset of the Company. For any person to use such information for personal benefit or to disclose it to others outside the Company violates the Company's interests. More particularly, in connection with trading in the Company securities, it is a fraud against members of the investing public and against the Company.

      B.  Who Does the Policy Apply To?

     The prohibition against trading on inside information applies to directors, officers and all other employees, and to other people who gain access to that information. Because of their access to confidential information on a regular basis, Company policy subjects its directors and certain employees (the "Window Group" as defined below) to additional restrictions on trading in the Company securities. The restrictions for the Window Group are discussed in Section F below. In addition, directors and certain employees with inside knowledge of material information may be subject to ad hoc restrictions on trading from time to time.

     Additionally, the Company has designated those persons listed on Exhibit A
                                                                      ---------
attached hereto ("Section 16 Individuals") as the directors and officers who are subject to the reporting provisions and trading restrictions of Section 16 of the Exchange Act of 1934 (the "Exchange Act"). Section 16 Individuals must obtain prior approval of all trades in Company securities from the Compliance Officer in accordance with the procedures set forth in Section H below.

The Company will amend Exhibit A from time to time as necessary to reflect the
                       ---------
addition, resignation or departure of Section 16 Individuals.

     The Company has designated those persons listed on Exhibit B attached
                                                        ---------
hereto as Key Employees who, because of their position with the Company and/or their access to material nonpublic information, must obtain the prior approval of all trades in Company securities from the Compliance Officer in accordance with the procedures set forth in Section H below. The Company will amend Exhibit
                                                                         -------
B from time to time as necessary to reflect the addition, resignation or
-
departure of Key Employees.

 C.  Other Companies' Stocks.

     The same rules apply to other companies' stocks. Employees and directors who learn material information about suppliers, customers, or competitors through their work at the Company should keep it confidential and not buy or sell stock in such companies until the information becomes public. Employees and directors should not give tips about such stocks.

 D.  Trading in Options.

     The insider trading prohibition also applies to trading in exchange traded options, such as put and call options. Options trading is highly speculative and very risky. People who buy options are betting that the stock price will move rapidly. For that reason, when a person trades in options in his or her employer's stock, it will arouse suspicion in the eyes of the SEC that the person was trading on the basis of inside information, particularly where the trading occurs before a Company announcement or major event. It is difficult for an employee or director to prove that he or she did know about the announcement or event.

     If the SEC or Nasdaq were to notice active options trading by one or more employees or directors of the Company prior to an announcement, they would investigate. Such an investigation could be embarrassing to the Company (as well as expensive), and could result in severe penalties and expense for the persons involved. For all of these reasons, the Company prohibits its employees and directors from trading in options on the Company stock. This policy does not pertain to the exercise of stock options or warrants granted by the Company to its employees, which cannot be traded.

 E.  Margin Accounts.

     Securities held in a margin account may be sold by the broker without the customer's consent if the customer fails to meet a margin call. Because such a sale may occur at a time when an employee or a director had material inside information or is otherwise not permitted to trade in Company securities, the Company prohibits employees and directors from purchasing Company securities on margin or holding Company securities in a margin account.

 F.  Guidelines.

     The following guidelines should be followed in order to ensure compliance with applicable antifraud laws and with the Company's policies:

           1.  Nondisclosure.  Material inside information must not be disclosed
               -------------
     to anyone, except to persons within the Company whose positions require them to know it. No one may "tip" or disclose material nonpublic information concerning the Company to any outside person (including, but not limited to family members, analysts, individual investors, and members of the investment community and news media), unless required as part of that person's regular duties for the Company and authorized by the Compliance Officer and/or the Board of Directors. In any instance in which such information is disclosed to outsiders, the Company will take such steps as are necessary to preserve the confidentiality of the information, including requiring the outsider to agree in writing to comply with the terms of this policy and/or to sign a confidentiality agreement. All inquiries from outsiders regarding material nonpublic information about the Company must be forwarded to the Compliance Officer.

          In addition, care should be taken so that material, non-public information is secure. For example, files containing material, non-public information should be sealed and access to computer files containing such information should be restricted.

          No one may give trading advice of any kind about the Company to anyone while possessing material nonpublic information about the Company, except to advise others not to trade if doing so might violate the law or this policy. The Company strongly discourages all directors and officers from giving trading advice concerning the Company to third parties even when the director or officer does not possess material nonpublic information about the Company.

           2.  Trading in the Company's Securities.  No employee or director
               -----------------------------------
     should place a purchase or sale order, or recommend that another person place a purchase or sale order in the Company's securities, when he or she has knowledge of material, non-public information concerning the Company. This includes orders for purchases and sales of stock and convertible securities. The exercise of employee stock options and warrants is not subject to this policy. However, stock that was acquired upon exercise of a stock option or warrant will be treated like any other stock, and may not be sold by an employee who is in possession of material inside information. Employees or directors who possess material inside information should wait until the start of the third business day after the information has been publicly released before trading.

           3.  Avoid Speculation.  Investing in the Company's Common Stock
               -----------------
     provides an opportunity to share in the future growth of the Company. But investment in the Company and sharing in the growth of the Company does not mean short range speculation based on fluctuations in the market. Such activities put the personal gain of the employee or director in conflict with the best interests of the Company and its stockholders. Although this policy does not mean that employees or directors may never sell shares, the Company encourages employees and directors to avoid frequent trading in Company stock. Speculating in Company stock is not part of the Company culture.

           4.  Trading in Other Securities.  No employee or director should
               ---------------------------
     place a purchase or sale order, or recommend that another person place a purchase or sale order, in the securities of another corporation, if the employee or director learns in the course of his or her employment confidential information about the other corporation that is likely to affect the value of those securities. For example, it would be a violation of the securities laws if an employee or director learned through Company sources that the Company intended to purchase assets from a company, and then bought or sold stock in that other company because of the likely increase or decrease in the value of its securities.

           5.  Restrictions on the Window Group.  The Window Group consists of
               --------------------------------
     (i) directors and executive officers of the Company and their secretaries,
     (ii) officers of the Company with the title Vice President or above and their secretaries and (iii) such other persons as may be designated from time to time and informed of such status by the Company's Chief Financial Officer. The Window Group is subject to the following restrictions on trading in Company securities:

          - trading is permitted from the close of the fifth business day following the filing by the Company of a Form 10Q or 10K with the SEC until the close of trading on the day which is 10 days prior to the date which is the earlier of (a) the date on which any such filing is required to be made or (b) is in fact made (the "Window"), subject to the restrictions below;

          -    all trades are subject to prior review;

          - clearance for all trades should be obtained from the Company's Chief Financial Officer;

          - no trading in Company securities even during applicable trading Windows while in the possession of material inside information. Persons possessing such information may trade during a trading Window only after the close of trading on the second full trading day following the Company's widespread public release of such material inside information;

          - no trading in Company securities outside of the applicable trading windows or during any special blackout periods that the Compliance Officer may designate. No one may disclose to any outside third party that a special blackout period has been designated; and

          - the Compliance Officer may, on a case-by-case basis, authorize trading in Company securities outside of the applicable trading Windows (but not during special blackout periods) due to financial hardship or other hardships.

           [6.  Trading within the 401(k) Plan.  Most transactions under the
                ------------------------------
     401(k) Plan (the "Plan") are not subject to the Section 16(b) short-swing profits rule (described at III.E. below) or the Section 16(a) reporting requirements (described at III.G below). An example of an exempt, non-reportable transaction would be a contribution to the Plan, such as, any employee pre-tax or after-tax contributions and any Company match or profit sharing contributions, even if the participant for whose benefit the contributions are made has the right to direct that some or all of the contributions will be invested in the Plan's Company stock fund.
     Similarly, cash distributions from the Plan's Company stock fund to a participant by reason of the participant's retirement or other termination of employment would be an exempt, non-reportable transaction.

          In contrast, discretionary transactions by a participant in the Plan who is a Section 16 Individual are subject to the Section 16(a) reporting
                                    ---
     requirements. Discretionary transactions include (1) a participant's election to transfer part or all of the participant's Plan balance into (or out of) the Company stock fund (after such monies are originally contributed to the Plan and invested, when contributed, in the Company stock fund) and (2) any voluntary request by a participant for a cash withdrawal from the Company's stock fund on an occasion other than the participant's retirement or other termination of employment (e.g., a hardship withdrawal request).

          Discretionary transactions by a Plan participant who is a Section 16 Individual will be exempt from the Section 16(b) short-swing profits rule only if the participant's election to effect the transaction (e.g., the election to move out of the Company stock fund or the request for a hardship withdrawal) occurs at least six months after the participant's most recent discretionary "opposite-way" purchase or sale election under the Plan. The election by a Plan participant who is a Section 16 Individual to effect a discretionary transaction under the Plan less than six months before or after an opposite-way discretionary transaction under the Plan will be subject to Section 16(b). For instance, if a participant elected to move some of his Plan account balance into the Company stock fund in October after he had elected to move some of his Plan account out of the Company stock fund in August, the transaction would be subject to the Section 16(b) short-swing profits rule as well as to the Section 16(a) reporting requirements. Plan participants who are Section 16 Individuals are urged to consult with the Company's Compliance Officer, prior to engaging in any Plan transaction that would be treated as a discretionary transaction.

          The general prohibition against trading based on inside information (described at II.F.2. above) is equally applicable to Plan transactions. Therefore, discretionary transactions, including changes by a participant in the amount invested in the Company stock fund, while the participant is in possession of material inside information are prohibited. Additionally, Window Group members are prohibited from making changes in Plan designations outside of the applicable trading windows or during any other blackout period, even if the participant is not in possession of material inside information. Plan participants who are Window Group members are urged to consult with the Company's Compliance Officer, prior to making any changes in Plan designations outside of the applicable trading windows.] [Does MapQuest have a Company stock fund?]

 G.  Insider Trading Compliance Officer.

     The Company has designated James Thomas, Chief Financial Officer and Secretary as its insider trading Compliance Officer (the "Compliance Officer"). The Compliance Officer will review and either approve or prohibit all proposed trades by Section 16 Individuals and Key Employees in accordance with the procedures set forth in Section H below.

     In addition to the trading approval duties described in Section H below, the duties of the Compliance Officer will include the following:

          1. Administering this policy and monitoring and enforcing compliance with all policy provisions and procedures.

          2. Responding to all inquiries relating to this policy and its procedures.

          3. Designating and announcing special trading blackout periods during which no Window Group members may trade in Company securities.

          4. Providing copies of this policy and other appropriate materials to all current and new directors, officers and employees, and such other persons who the Compliance Officer determines have access to material nonpublic information concerning the Company.

          5. Administering, monitoring and enforcing compliance with all federal and state insider trading laws and regulations, including without limitation Sections 10(b), 16, 20A and 21A of the Exchange Act and the rules and regulations promulgated thereunder, and Rule 144 under the Securities Act of 1933 (the "Securities Act"); and assisting in the preparation and filing of all required SEC reports relating to insider trading in Company securities, including without limitation Forms 3, 4, 5 and 144 and Schedules 13D and 13G.

          6. Revising the policy as necessary to reflect changes in federal or state insider trading laws and regulations.

          7. Maintaining as Company records originals or copies of all documents required by the provisions of this policy or the procedures set forth herein, and copies of all required SEC reports relating to insider trading, including without limitation Forms 3, 4, 5 and 144 and Schedules 13D and 13G.

          8. Maintaining the accuracy of the list of Section 16 Individuals and Key Employees as attached on Exhibits A and B, and updating them
                                  ----------     -
     periodically as necessary to reflect additions to or deletions from each category of individuals.

     The Compliance Officer may designate one or more individuals, which may include outside counsel, who may perform the Compliance Officer's duties.

  H. Procedures for Approving Trades by Section 16 Individuals, Key Employees and Hardship Cases.

           1.  Section 16 Individual/Key Employee Trades.  No Section 16
               -----------------------------------------
     Individual or Key Employee may trade in Company securities until

               (1) the person trading has notified the Compliance Officer in writing of the amount and nature of the proposed trade(s),

               (2) the person trading has certified to the Compliance Officer that (i) he or she is not in possession of material nonpublic information concerning the Company and (ii) the proposed trade(s) do not violate the trading restrictions of
                    Section 16 of the Exchange Act or Rule 144 of the Securities Act, and

               (3) the Compliance Officer has approved the trade(s), and has certified the approval in writing.

           2.  Hardship Trades.  The Compliance Officer may, on a case-by-case
               ---------------
     basis, authorize trading in Company securities outside of the applicable trading windows due to financial hardship or other hardships only after

               (1) the person trading has notified the Compliance Officer in writing of the circumstances of the hardship and the amount and nature of the proposed trade(s),

               (2) the person trading has certified to the Compliance Officer in writing no earlier than two business days prior to the proposed trades(s) that he or she is not in possession of material nonpublic information concerning the Company, and

               (3) the Compliance Officer has approved the trade(s) and has certified the approval in writing. Only the Compliance Officer's approval is necessary for hardship trades by insiders who are not Section 16 Individuals or Key Employees.

           3.  No Obligation to Approve Trades.  The existence of the foregoing
               -------------------------------
     approval procedures does not in any way obligate the Compliance Officer to approve any trades requested by Section 16 Individuals, Key Employees or hardship applicants. The Compliance Officer may reject any trading requests at his/her sole discretion.

                                      III

                  OTHER LIMITATIONS ON SECURITIES TRANSACTIONS

 A.  Public Resales - Rule 144.

     The Securities Act requires every person who offers or sells a security to register such transaction with the SEC unless an exemption from registration is available. Rule 144 under the Securities Act is the exemption typically relied upon (i) for public resales by any person of "restricted securities" (i.e., securities acquired in a private offering) and (ii) for public resales by officers, directors and other control persons of a company (known as "affiliates") of any of the Company's securities, whether restricted or unrestricted. All outstanding shares of the Company's Common Stock, other than those sold to the public in the Company's initial public offering in [April] 1999, are "restricted securities."

     Rule 144 contains five conditions, although the applicability of some of these conditions will depend on the circumstances of the sale:

          (1)  Current Public Information.  Current information about the
               --------------------------
     Company must be publicly available at the time of sale. The Company's periodic reports filed with the SEC ordinarily satisfy this requirement.

          (2)  Holding Period.  Restricted securities must be held and fully
               --------------
     paid for by the seller for a period of one year prior to the sale. The holding period requirement, however, does not apply to securities held by affiliates that were acquired either in the open market or in a public offering of securities registered under the Securities Act. If the seller acquired the securities from someone other than the Company or an affiliate of the Company, the holding period of the person from whom the seller acquired such securities can be "tacked" to the seller's holding period in determining if the two-year requirement has been satisfied. In the case of options you have received under the Company's 1995 Stock Option Plan or Omnibus Stock Option Plan more than one year prior to the sale of the underlying common stock, the holding period will have been satisfied.

          (3)  Volume Limitations.  The amount of securities which can be sold
               ------------------
     during any three month period cannot exceed the greater of (i) one percent of the outstanding shares of the class or (ii) the average weekly reported trading volume for shares of the class during the four calendar weeks preceding the filing of the notice of sale referred to below.

          (4)  Manner of Sale.  The securities must be sold in unsolicited
               --------------
     brokers' transactions or directly to a market-maker.

          (5)  Notice of Sale.  The seller must file a notice of the proposed
               --------------
     sale with the SEC at the time the order to sell is placed with the broker, unless the amount to be sold neither exceeds 500 shares nor involves sale proceeds greater than $10,000. See "Filing Requirements."

     The foregoing conditions do not have to be complied with by holders of restricted securities who have held (and fully paid for in cash) their restricted shares for at least two years and who were not affiliates during the three months preceding the sale under the rule.

     Bona fide gifts are not deemed to involve sales of stock for purposes of Rule 144, so they can be made at any time without limitation on the amount of the gift. Donors who receive restricted securities from an affiliate generally will be subject to the same restrictions under Rule 144 that would have applied to the donor for a period of up to one year following the gift, depending on the circumstances.

 B.  Private Resales.

     Directors and officers also may sell securities in a private transaction without registration. Although there is no statutory provision or SEC rule expressly dealing with private sales, the general view is that such sales can safely be made by affiliates if the party acquiring the securities understands he is acquiring restricted securities that must be held for at least two years before the securities will be eligible for resale to the public under Rule 144. Private resales raise certain documentation and other issues and must be reviewed in advance by the Company's Compliance Officer.

 C.  Underwriter Lock-Up Agreements.

     Certain holders of the Company's Common Stock outstanding immediately prior to the Company's initial public offering in [April] 1999 have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days from the date of the initial public offering without the prior written consent of the Underwriters. The foregoing limitation is also quite broad and would prohibit gifts of Common Stock or pledging Common Stock as collateral for a loan. In addition, the Lock-up Agreements restrict the disposition of any shares of Common Stock whether or not acquired after the Company's initial public offering.

 D.  Restrictions on Purchases of Company Securities.

     In order to prevent market manipulation, the SEC has adopted Rules 10b-6 and 10b-18 under the Exchange Act. Rule 10b-6 generally prohibits the Company or any of its affiliates from buying Company stock in the open market during certain periods while a public offering is taking place. Rule 10b-18 sets forth guidelines for purchases of Company stock by the Company or its affiliates while a stock buyback program is occurring. While the guidelines are optional, compliance with them provides immunity from a stock manipulation charge. You should consult with the Company's Compliance Officer, if you desire to make purchases of Company stock during any period that the Company is making a public offering or buying stock from the public.

 E.  Disgorgement of Profits on Short-Swing
     Transactions -- Section 16(b).

     Section 16 of the Exchange Act applies to directors and officers of the Company and to any person owning more than ten percent of any registered class of the Company's equity securities. The section is intended to deter such persons (collectively referred to below as "insiders") from misusing confidential information about their companies for personal trading gain.
Section 16(a) requires insiders to publicly disclose any changes in their beneficial ownership of the Company's equity securities (see "Filing Requirements," below). Section 16(b) requires insiders to disgorge to the Company any "profit" resulting from "short-swing" trades, as discussed more fully below. Section 16(c) effectively prohibits insiders from engaging in short sales (see "Prohibition of Short Sales," below).

     Under Section 16(b), any profit realized by an insider on a "short-swing" transaction (i.e., a purchase and sale, or sale and purchase, of the Company's equity securities within a period of less than six months) must be disgorged to the Company upon demand by the Company or a stockholder acting on its behalf. By law, the Company cannot waive or release any claim it may have under Section 16(b), or enter into an enforceable agreement to provide indemnification for amounts recovered under the section.

     Liability under Section 16(b) is imposed in a mechanical fashion without regard to whether the insider intended to violate the section. Good faith, therefore, is not a defense. All that is necessary for a successful claim is to show that the insider realized "profits" on a short-swing transaction; however, profit, for this purpose, is calculated as the difference between the sale price and the purchase price in the matching transactions, and may be unrelated to the actual gain on the shares sold. When computing recoverable profits on multiple purchases and sales within a six month period, the courts maximize the recovery by matching the lowest purchase price with the highest sale price, the next lowest purchase price with the next highest sale price, and so on. The use of this method makes it possible for an insider to sustain a net loss on a series of transactions while having recoverable profits. The terms "purchase" and "sale" are construed under Section 16(b) to cover a broad range of transactions, including acquisitions and dispositions in tender offers and certain corporate reorganizations. Moreover, purchases and sales by an insider may be matched with transactions by any person (such as certain family members) whose securities are deemed to be beneficially owned by the insider.

     The Section 16 rules are complicated and present ample opportunity for inadvertent error. To avoid unnecessary costs and potential embarrassment for insiders and the Company, officers and directors are strongly urged to consult with the Company's Compliance Officer, prior to engaging in any transaction or other transfer of Company equity securities regarding the potential applicability of Section 16(b).

      F. Prohibition of Short Sales.

     Under Section 16(c), insiders are prohibited from effecting "short sales" of the Company's equity securities. A "short sale" is one involving securities which the seller does not own at the time of sale, or, if owned, are not delivered within 20 days after the sale or deposited in the mail or other usual channels of transportation within five days after the sale. Wholly apart from
Section 16(c), the Company prohibits directors and employees from selling the Company's stock short. This type of activity is inherently speculative in nature and it will arouse suspicion in the eyes of the SEC that the person was trading on the basis of inside information, particularly when the trading occurs before a major Company announcement or event.

      G. Filing Requirements.

           1.  Forms 3, 4 and 5.  Under Section 16(a) of the Exchange Act,
               ----------------
     insiders must file with the SEC and any stock exchange on which the Company's equity securities are quoted (i.e., the Nasdaq National Market System) public reports disclosing their holdings of and transactions involving, the Company's equity securities. Copies of these reports must also be submitted to the Company. An initial report on Form 3 must be filed by every insider within 10 days after election or appointment disclosing all equity securities of the Company beneficially owned by the reporting person on the date he became an insider. Even if no securities were owned on that date, the insider must file a report. Any subsequent change in the nature or amount of beneficial ownership by the insider must be reported on Form 4 and filed within ten days after the close of the month in which the change occurred. Certain exempt transactions may be reported on Form 5 within 45 days after the end of the fiscal year. The fact that an insider's transactions during the month resulted in no net change, or the fact that no securities were owned after the transactions were completed, does not provide a basis for failing to report. All changes in the amount or the form (i.e., direct or indirect) of beneficial ownership (not just purchases and sales) must be reported. Thus, such transactions as gifts and stock dividends ordinarily are reportable. Moreover, an officer or director who has ceased to be an officer or director must report any transactions after termination which occurred within six months of a transaction that occurred while the person was an insider. Attached hereto as Exhibit C are Forms 3, 4 and 5 respectively.
                                 ---------

          The reports under Section 16(a) are intended to cover all securities beneficially owned either directly by the insider or indirectly through others. An insider is considered the direct owner of all Company equity securities held in his or her own name or held jointly with others. An insider is considered the indirect owner of any securities from which he obtains benefits substantially equivalent to those of ownership. Thus, equity securities of the Company beneficially owned through partnerships, corporations, trusts, estates, and by family members generally are subject to reporting.

     Absent countervailing facts, an insider is presumed to be the beneficial owner of securities held by his or her spouse and other family members sharing the same home. But an insider is free to disclaim beneficial ownership of these or any other securities being reported if the insider believes there is a reasonable basis for doing so.

          It is important that reports under Section 16(a) be prepared properly and filed on a timely basis. The reports must be received at the SEC by the filing deadline. There is no provision for an extension of the filing deadlines, and the SEC can take enforcement action against insiders who do not comply fully with the filing requirements. In addition, the Company is required to disclose in its annual proxy statement the names of insiders who failed to file Section 16(a) reports properly during the fiscal year, along with the particulars of such instances of noncompliance. Accordingly, the Company strongly urges all directors and officers to notify the Company's Compliance Officer, prior to any transactions or changes in their or their family members' beneficial ownership involving Company stock and to avail themselves of the assistance available from Mayer, Brown & Platt in satisfying the reporting requirements.

           2.  Schedule 13D and 13G.  Section 13(d) of the Exchange Act requires
               --------------------
     the filing of a statement on Schedule 13G by any person or group which acquires beneficial ownership of more than five percent of a class of equity securities registered under the Exchange Act. The threshold for reporting is met if the stock owned, when coupled with the amount of stock subject to options exercisable within 60 days, exceeds the five percent limit.

          Reports on Schedule 13D and 13G are required to be filed with the SEC and submitted to the Company within ten days after the reporting threshold is reached. If a material change occurs in the facts set forth in the
     Schedule 13D or 13G, such as an increase or decrease of one percent or more in the percentage of stock beneficially owned, an amendment disclosing the change must be filed promptly. A decrease in beneficial ownership to less than five percent or twenty percent is per se material and must be
                                            --- --
     reported.

          A person is deemed the beneficial owner of securities for purposes of
     Section 13(d) if such person has or shares voting power (i.e., the power to vote or direct the voting of the securities) or dispositive power (i.e., the power to sell or direct the sale of the securities). As is true under
     Section 16(a) of the Exchange Act, a person filing a Schedule 13D or 13G may disclaim beneficial ownership of any securities attributed to him or her if he or she believes there is a reasonable basis for doing so. Attached hereto as Exhibit D are forms of Schedule 13D and 13G,
                        ---------
     respectively.

           3.  Form 144.  As described above under the discussion of Rule 144, a
               --------
     seller relying on Rule 144 must file a notice of proposed sale with the SEC at the time the order to sell is placed with the broker unless (x) the amount to be sold neither exceeds 500 shares nor involves sale proceeds greater than $10,000 or (y) the seller is not at the time of the sale, and has not been for the three months preceding such date, an affiliate of the Company and, if the securities to be sold are restricted securities, such restricted securities have been held (and fully paid for) for at least two years. Attached hereto as Exhibit E is a form of
                                                          ---------
     notice of proposed sale under Rule 144.


                                      IV.

                             CONFLICTS OF INTEREST

     The Company relies on the integrity and undivided loyalty of its employees to maintain the highest level of objectivity in performing their duties. Each employee is expected to avoid engaging in activities that conflict with, or have the appearance of conflicting with, the best interests of the Company and its stockholders. Any personal activities or interests of an employee that could negatively influence, or which could have the appearance of negatively influencing, his or her judgment, decisions or actions must be disclosed to the Company's Compliance Officer, who will determine if there is a conflict and, if so, how to resolve it without compromising the Company's interests. Prompt and
                                                                     ----------
full disclosure is always the correct first step towards identifying and
------------------------------------------------------------------------
resolving any potential conflict of interest or problem.
-------------------------------------------------------

     This policy applies not only to each employee but also to members of the employee's immediate family, any trust in which an employee (or a member of the employee's immediate family) has a beneficial interest, and any person with whom the employee (or a member of the employee's immediate family) has a substantial business relationship. Immediate family includes any relatives of the employee or the employee's spouse who live in the same household as the employee.

     This policy applies to officers and directors to the same extent as employees. Conflicts involving officers will be reviewed by the Audit Committee of the Board. Conflicts involving the Chief Executive Officer and directors will be reviewed by the Board.

     In certain limited cases, activities giving rise to potential conflicts of interest may be permitted if they are determined not to be harmful to the Company. That determination will be made by the Board in the case of the Chief Executive Officer or directors, by the Audit Committee in the case of other officers, and by the Company's Compliance Officer, in the case of other employees.

     The following discussion sets out some of the more common conflicts that an employee may confront and is intended to serve as a guide to the standards to which all employees are expected to adhere. The list is unavoidably incomplete. It is the special responsibility of each employee to use his or her best judgement to assess objectively whether a conflict or the appearance of a conflict exists and to engage in open and candid communication with the Company about the conflict. In addition, an employee should be prudent in his or her personal investments and other activities to ensure that they do not put the employee in a position -- financial or otherwise -- which might influence or give the appearance of influencing his or her actions as a Company employee.

     No employee may have any direct or indirect financial interest in, or any business relationship with, a private company, partnership, or other privately-held entity that currently is or becomes a supplier of materials to the Company, a provider of services to the Company or a competitor of the Company. A financial interest includes any ownership or creditor interest. This policy does apply to either an employee's arms-length purchases of goods and services for personal or familial use or an employee's normal arms-length dealings with companies, banks, insurance companies and utilities that have a relationship with the Company that is merely incidental to the Company's operations. Any employee or director that has a direct or indirect material financial interest
                                                   --------
in, or business relationship with, a public company that currently is or becomes a supplier of materials to the Company, a provider of services to the Company or a competitor of the Company must disclose such interest to the Company's Compliance Officer, who will determine if there is a conflict and, if so, how to resolve it without compromising the Company's interests. A financial interest includes any ownership or creditor interest. This policy does not apply to either an employee's arms-length purchases of goods and services for personal or familial use or an employee's normal arms-length dealings with companies, banks, insurance companies and utilities that have a relationship with the Company that is merely incidental to the Company's operations.

     No employee should accept gifts, credits, payments, services, excessive entertainment or anything else of value from an actual or potential competitor, supplier or customer unless such gift is of insubstantial value and a refusal to accept it would be discourteous or otherwise harmful to the Company. In addition, receiving advertising novelties such as calendars does not violate this policy. Permitting a supplier's or customer's employee to pick up the check at a meal is not inappropriate so long as business was discussed at arms-length and there is no suggestion of undue or unfair influence. If a gift or other service or object of value is offered to an employee, he or she should immediately report the offer to a responsible Company manager so that an appropriate response can be made to the offeror. Please remember, however, that local, state and federal laws often impose special rules on relations with government customers and suppliers which may differ from commercial relations. Payments for expenses of government representatives should be reviewed by the Company's Compliance Officer, prior to making the payment.

          No employee may use Company information for personal gain (i) if it would harm the Company's interests or (ii) if the information has not been previously disclosed to the public. For example, if the employee is aware that the Company intends to purchase or is considering the purchase of a specific parcel of land, it would be a breach of the employee's duty of loyalty to the Company to purchase that property or inform others of the Company's intent. Any confidential or proprietary information concerning the Company belongs to the Company and should not be disclosed or used by the employee. Any unauthorized disclosure of such information would be a breach of the employee's duty of loyalty. See Section II of this Statement for a discussion of federal securities laws prohibiting the trading in securities based on non-public Company information.

                                                                       Exhibit A
                                                                       ---------


     Exhibit A to Statement of Policy Concerning Trading Policies and Conflicts of Interest.

     Individuals subject to reporting provisions and trading restrictions of
Section 16 of the Securities and Exchange Act of 1934, as amended.


Directors
---------



Officers
--------

                                                                       Exhibit B
                                                                       ---------


     Exhibit B to Statement of Policy Concerning Trading Policies and Conflicts of Interest.

     Individuals subject to reporting provisions and trading restrictions of
Section 16 of the Securities and Exchange Act of 1934, as amended.


Key Employees of the Company
----------------------------

                                                                       Exhibit C
                                                                       ---------


     Exhibit C to Statement of Policy Concerning Trading Policies and Conflicts of Interest.


Sample Forms 3, 4 and 5
-----------------------

                                                                       Exhibit D
                                                                       ---------


     Exhibit D to Statement of Policy Concerning Trading Policies and Conflicts of Interest.


Sample Schedule 13D and 13G
---------------------------

                                                                       Exhibit E
                                                                       ---------


     Exhibit E to Statement of Policy Concerning Trading Policies and Conflicts of Interest.


Sample Rule 144 Notice
----------------------